UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant  ☑

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

VALEANT PHARMACEUTICALS INTERNATIONAL
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

March 25, 2010

To the Stockholders of
Valeant Pharmaceuticals International:

You are cordially invited to attend Valeant Pharmaceuticals International’s 2010 Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Tuesday, May 11, 2010 at the Umstead Hotel, 100 Woodland Pond, Cary, North Carolina 27513. At the meeting, we will vote on the matters set forth in the accompanying Notice of Annual Meeting and proxy statement (the “Proxy Statement”), as well as address any other business matters that may properly come before the meeting.

We are providing access to our proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, in a fast and efficient manner via the Internet. On March 25, 2010, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of March 15, 2010, and post our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials on the website referred to in the Notice or may request to receive a printed set of our proxy materials. In addition, the Notice and website will provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Your vote at this meeting is important. Whether or not you plan to attend the meeting, I hope you will vote as soon as possible. You will find voting instructions in the Notice, the Proxy Statement and on the proxy card. You may vote over the Internet or telephone. Alternatively, if you requested a printed copy of the proxy materials by mail, you may mark, date, sign and mail the proxy card in the envelope provided.

Sincerely,

J. Michael Pearson
Chairman of the Board

VALEANT PHARMACEUTICALS INTERNATIONAL
One Enterprise
Aliso Viejo, California 92656

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
MAY 11, 2010

To the Stockholders of
Valeant Pharmaceuticals International:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “2010 Annual Meeting”) of Valeant Pharmaceuticals International, a Delaware corporation (the “Company”), will be held at the Umstead Hotel, 100 Woodland Pond, Cary, North Carolina 27513, on May 11, 2010, at 9:00 a.m., local time, for the following purposes:

1. To elect Brandon B. Boze, J. Michael Pearson, Norma A. Provencio and Stephen F. Stefano as directors to hold office until the 2013 Annual Meeting of Stockholders.

2. To approve an amendment to the Company’s 2006 Equity Incentive Plan, and the 2006 Equity Incentive Plan, as amended by the amendment.

3. To ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm (the “accounting firm”) for our Company for the fiscal year ending December 31, 2010.

4. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

The record date for the meeting is March 15, 2010. Only stockholders of record at the close of business on March 15, 2010 will be entitled to the notice of and to vote, in person or by proxy, at the meeting and any adjournments or postponements thereof.

We are providing access to our proxy materials, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009, to each stockholder of record in a fast and efficient manner via the Internet. On March 25, 2010, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials (the “Notice”), to all stockholders of record as of March 15, 2010, and post our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials free of charge on the website referred to in the Notice or may request to receive a printed set of our proxy materials free of charge. These materials will remain available on the website through the conclusion of the 2010 Annual Meeting. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. The proxy statement that accompanies this Notice of Annual Meeting of Stockholders (the “Proxy Statement”) contains additional information regarding the proposals to be considered at the 2010 Annual Meeting, and stockholders are encouraged to read it in its entirety.

All stockholders are cordially invited to attend the 2010 Annual Meeting in person. Your vote is important. Whether or not you plan to attend the 2010 Annual Meeting, please promptly vote your proxy by telephone or by accessing the Internet site following the instructions on the Notice or by requesting a printed copy of the Proxy Statement and related materials and marking, dating, signing and returning the proxy card. Your promptness in voting your proxy will assist in the expeditious and orderly processing of the proxies and in ensuring that a quorum is present. If you vote your proxy, you may nevertheless attend the 2010 Annual Meeting and vote your shares in person if you wish. Please note however that if your shares are held of record by a broker or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from the record holder. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in the Proxy Statement.

By Order of the Board of Directors,

Steve T. Min
Corporate Secretary

Dated: March 25, 2010

i

VALEANT PHARMACEUTICALS INTERNATIONAL
One Enterprise
Aliso Viejo, California 92656

PROXY STATEMENT

2010 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 11, 2010

This Proxy Statement contains information about the 2010 Annual Meeting of Stockholders of Valeant Pharmaceuticals International, a Delaware corporation (the “Company” or “Valeant”). This meeting will be held at the Umstead Hotel, 100 Woodland Pond, Cary, North Carolina 27513, on Tuesday, May 11, 2010, at 9:00 a.m., local time, and any adjournments or postponements thereof (the “2010 Annual Meeting”), for the purposes set forth in this Proxy Statement and in the accompanying Notice of Annual Meeting of Stockholders. In this document, the words “Valeant,” “we,” “our,” “ours” and “us” refer only to Valeant Pharmaceuticals International and not any other person or entity.

We are providing you with this Proxy Statement and related materials in connection with the solicitation of proxies by our Board of Directors (the “Board”).

We are providing access to our Proxy Statement to each stockholder of record in a fast and efficient manner via the Internet. Accordingly, on March 25, 2010, we will begin mailing a Notice Regarding Internet Availability of Proxy Materials (the “Notice”) to all stockholders of record as of March 15, 2010 (the “Record Date”), and post our proxy materials on the website referenced in the Notice (www.proxyvote.com). As more fully described in the Notice, all stockholders may choose to access our proxy materials free of charge on the website referred to in the Notice or may request to receive a printed set of our proxy materials free of charge. In addition, the Notice and website provide information regarding how you may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the “Annual Report”) is available on the Internet at our website at www.valeant.com or through the Securities and Exchange Commission’s (“SEC”) electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Annual Report, which we will provide to you without charge, either write to Valeant Investor Relations at Valeant Pharmaceuticals International, One Enterprise, Aliso Viejo, California 92656, or send an email to Valeant Investor Relations at ir@valeant.com.

Whether or not you plan to attend the 2010 Annual Meeting, please promptly vote your proxy by telephone or by accessing the Internet site following the instructions on the Notice or by requesting a printed copy of the Proxy Statement and related materials and marking, dating, signing and returning the proxy card. Your promptness in voting your proxy will assist in the expeditious and orderly processing of the proxies and in ensuring that a quorum is present. If you vote your proxy, you may nevertheless attend the 2010 Annual Meeting and vote your shares in person if you wish. Please note however that if your shares are held of record by a broker or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from the record holder. If you want to revoke your proxy at a later time for any reason, you may do so in the manner described in this Proxy Statement.

ELECTRONIC DELIVERY OF VALEANT STOCKHOLDER COMMUNICATIONS

We are pleased to offer to our stockholders the benefits and convenience of electronic delivery of 2010 Annual Meeting materials, including:

•	Email delivery of the Proxy Statement, Annual Report and related materials;

•	Stockholder voting on-line;

•	Reduction of the amount of bulky documents stockholders receive; and

•	Reduction of our printing and mailing costs associated with more traditional methods.

We encourage you to conserve natural resources and to reduce printing and mailing costs by signing up for electronic delivery of Valeant stockholder communications.

If you are a registered stockholder or a beneficial owner of our shares, or a broker or other nominee holds your Valeant shares, and you would like to sign up for electronic delivery, please visit www.proxyvote.com and enter the information requested to enroll. Your electronic delivery enrollment will be effective until you cancel it. If you have questions about electronic delivery, please call Valeant Investor Relations at 949-461-6002 or send an email to ir@valeant.com.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 11, 2010

This Proxy Statement and the accompanying Annual Report are available at: www.proxyvote.com.

Among other things, this Proxy Statement contains information regarding:

•	The date, time and location of the meeting;

•	A list of the matters being submitted to the stockholders for approval or ratification; and

•	Information concerning voting, either in person or by proxy.

METHOD OF VOTING

Stockholders can vote by mail, telephone, over the Internet, or in person at the 2010 Annual Meeting. If you vote your proxy by mail, telephone, or over the Internet before the 2010 Annual Meeting, we will vote your shares as you direct. J. Michael Pearson and Steve T. Min, together and separately, are the designated proxyholders (the “Proxyholders”).

•	Voting by Mail. If you choose to vote by mail, please request a printed copy of the Proxy Statement at www.proxyvote.com by April 27, 2010. A proxy card (the “Proxy”) will also be mailed to you. Once you receive the printed copy of the Proxy Statement, simply mark the enclosed Proxy and complete, sign, date and mail it in the postage-paid envelope provided. The Proxy must be completed, signed and dated by you or your authorized representative.

•	Voting by Telephone. You can vote by following the instructions included in the Notice and calling toll-free 1-800-690-6903. Voice prompts will instruct you to vote your shares and confirm that your vote has been properly recorded. Telephone voting facilities are available 24 hours a day. You may vote by telephone anytime prior to 11:59 p.m., Eastern Time, on May 10, 2010.

•	Voting over the Internet. Registered and beneficial stockholders can vote on the Internet by following the instructions included in the Notice and accessing the Internet at www.proxyvote.com. As with telephone voting, you can confirm that your vote has been properly recorded. This Internet voting site is available 24 hours a day. You may vote via the Internet anytime prior to 11:59 p.m., Eastern Time, on May 10, 2010.

•	Voting in Person at the 2010 Annual Meeting. If you plan to attend the meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the stockholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. As a beneficial owner, if you wish to vote at the meeting, you will need to bring to the meeting a legal proxy from your broker or other nominee issued in your name in order for you to vote those shares at the 2010 Annual Meeting.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

When you properly vote your Proxy by telephone, Internet or by mail, as set forth above, the shares represented thereby will be voted at the 2010 Annual Meeting in accordance with your directions. You may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. If you return a signed and dated Proxy without marking any voting selections, your shares will be voted “FOR” the election of the Board’s nominees, “FOR” the approval of the amendment of the Company’s 2006 Equity Incentive Plan and the 2006 Equity Incentive Plan, as amended by the amendment and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP, as independent registered public accounting firm for the fiscal year ending December 31, 2010, and in accordance with the recommendations of the Board as to any other matter that may properly be brought before the 2010 Annual Meeting or any continuation, adjournment or postponement thereof.

If shares are held by a broker or other intermediary, you must either instruct the broker or intermediary as to how to vote such shares or obtain a proxy, issued in your name by your broker or intermediary, to be able to vote such shares at the 2010 Annual Meeting in person or by proxy.

If you receive more than one Notice, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions on each Notice to ensure that all of your shares are voted.

REVOCABILITY OF PROXIES

A stockholder who votes by proxy can change his, her or its vote at any time prior to its exercise at the 2010 Annual Meeting by voting again by telephone or over the Internet as instructed above, by signing and dating a new Proxy and submitting it as instructed above, by giving written notice of such revocation to the Corporate Secretary of the Company at our address, by revoking it in person at the 2010 Annual Meeting, or by voting at the 2010 Annual Meeting. If you choose to submit a proxy multiple times whether by telephone, over the Internet or by mail, or a combination thereof, only your latest vote will be counted. Attendance at the 2010 Annual Meeting by a stockholder who has voted by proxy does not alone revoke such proxy. You should consult with your broker or other intermediary concerning the method of revoking their proxy.

VOTING RIGHTS

Only stockholders of record at the close of business on March 15, 2010 (each a “Stockholder”) will be entitled to the notice of and to vote, by telephone, over the Internet, by mail or in person, at the 2010 Annual Meeting. As of the close of business on March 15, 2010, there were 78,166,255 shares of our common stock, par value $.01 per share (the “Common Stock”) outstanding and entitled to vote, each of which shares is entitled to one vote, in person or by proxy, at the 2010 Annual Meeting.

A majority of the shares of Common Stock issued and outstanding and entitled to vote at the 2010 Annual Meeting, present either in person or by proxy, will constitute a quorum for the transaction of business at the 2010 Annual Meeting. Votes withheld, abstentions and “broker non-votes” (as defined below) will be counted for purposes of determining the presence of a quorum.

Brokers holding Common Stock in “street name” who are members of a stock exchange are required by the rules of the exchange to transmit this Proxy Statement to the beneficial owner of the Common Stock and to solicit voting instructions with respect to the matters submitted to the Stockholders. If the broker has not received instructions from the beneficial owner by the date specified in the statement accompanying such material, the broker may give or authorize the giving of a proxy to vote the Common Stock at his discretion in the appointment of the independent registered public accounting firm. However, brokers or nominees do not have discretion to vote on certain non-discretionary items without specific instructions from the beneficial owner, such as the election of directors or the approval of the amendment of the Company’s 2006 Equity Incentive Plan and the 2006 Equity Incentive Plan, as amended by the amendment. On non-discretionary items for which you do not give your broker instructions, the shares will be treated as broker non-votes.

For Proposal No. 1, election of directors, each nominee to be elected must receive the vote of the majority of the votes cast with respect to that nominee. “A majority of the votes cast” means that the number of votes cast “For” a director’s election exceeds fifty percent (50%) of the number of votes cast with respect to that director’s election (excluding abstentions). For more information, see “Proposal No. 1 — Election of Directors: Information Concerning Company Nominees and Directors.” Accordingly, only votes “For” or “Withheld” will affect the outcome. Abstentions and broker non-votes will have no effect. Our Restated Certificate of Incorporation, as amended (our “Certificate of Incorporation”), and Amended and Restated Bylaws (our “Bylaws”) divide our Board into three classes, with each class to be elected for a three-year term on a staggered basis. Our Certificate of Incorporation and Bylaws do not permit cumulative voting.

To be approved, Proposal No. 2, approving the amendment of the Company’s 2006 Equity Incentive Plan and the 2006 Equity Incentive Plan, as amended by the amendment, requires a “For” vote from holders of a majority of shares present in person or represented by proxy and entitled to vote at the 2010 Annual Meeting. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

To be approved, Proposal No. 3, ratification of appointment of independent registered public accounting firm, must receive a “For” vote from holders of a majority of shares present in person or represented by proxy and entitled to vote at the 2010 Annual Meeting. If you abstain from voting, it will have the same effect as an “Against” vote. Broker non-votes will have no effect.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Certificate of Incorporation and Bylaws provide that the Board be divided into three classes of directors. There are four director positions in the class whose term of office expires in 2010 and four directors have been nominated for election at the 2010 Annual Meeting each to serve until the 2013 Annual Meeting of Stockholders or until his or her respective successor is elected and qualified. Upon the recommendation of the Corporate Governance/Nominating Committee, the Board nominated for election as directors at the 2010 Annual Meeting: Brandon B. Boze, J. Michael Pearson, Norma A. Provencio and Stephen F. Stefano. Mr. Pearson and Ms. Provencio are currently directors of our Company and were each previously elected by stockholders. Messrs. Boze and Stefano are currently directors of our Company and were each previously elected by the Board during 2009. Each nominee has indicated his or her willingness to serve as a director and, unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the Board’s nominees. If for any reason any of the nominees are unavailable for election or unable to serve as directors at the time of the 2010 Annual Meeting or any continuation, postponement or adjournment thereof, the accompanying Proxy will be voted for the election of such other persons, if any, as the Board may nominate. The Board has no reason to believe that any of the nominees will be unavailable for election or unable to serve.

Each director is elected by the vote of the majority of the votes cast with respect to that director. “A majority of the votes cast” means that the number of votes cast “For” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election (excluding abstentions). In order for any incumbent director to become a nominee of the Board for further service on the Board, such person must tender an irrevocable resignation, contingent on (i) that person not receiving a majority of the votes cast, and (ii) acceptance of the resignation by the Board. Each incumbent nominee has tendered his or her contingent resignation. If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the Corporate Governance/Nominating Committee shall make a recommendation to the Board as to whether to accept or reject the resignation tendered in connection therewith, or whether other action should be taken. The Board shall act on the tendered resignation, taking into account the Corporate Governance/Nominating Committee’s recommendation, and publicly disclose its decision regarding the tendered resignation and the rationale behind the Board’s decision within 90 days from the date of the certification of the election results. If the incumbent director’s resignation is not accepted by the Board, such director shall continue to serve until the end of his or her term of office and until his or her successor shall have been elected and qualified or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board, or if a nominee is not an incumbent director and such nominee is not elected, then the Board, in its sole discretion, may fill any resulting vacancy or may seek to decrease the authorized number of directors in accordance with our Certificate of Incorporation and Bylaws.

Apart from the four nominees recommended by the Board, no other persons have been nominated for election as directors. Procedures to be used by a stockholder submitting a nomination for the Board for next year’s annual meeting are provided under the caption “Other — Stockholder Proposals and Director Nominations for the 2011 Annual Meeting.”

The Board of Directors of our Company recommends that the Stockholders vote FOR the election of the four nominees for director proposed by your Board: Brandon B. Boze, J. Michael Pearson, Norma A. Provencio and Stephen F. Stefano.

INFORMATION CONCERNING COMPANY NOMINEES AND DIRECTORS

The Board presently consists of ten members. Our Certificate of Incorporation and Bylaws divide the Board into three classes, with each class elected to a three-year term on a staggered basis. Accordingly, at each annual meeting, the terms of one class of the directors expire and the stockholders elect their successors. Under our Certificate of Incorporation and Bylaws, if a director ceases to serve before his or her term expires, the Board will appoint a new director to serve out the remainder of the term, as a member of the class of the director he or she succeeded. The Board also has the power to appoint directors to fill vacancies created by new directorships if the Board increases in size.

Brandon B. Boze has served as a director of our Company since December 2009 and is nominated for election for a term expiring in 2013. J. Michael Pearson has served as a director of our Company and the Chairman of the Board since 2008 and is nominated for election for a term expiring in 2013. Norma A. Provencio has served as a director of our Company since 2007 and is nominated for election for a term expiring in 2013. Stephen F. Stefano has served as a director of our Company since March 2009 and is nominated for election for a term expiring in 2013.

Richard H. Koppes, G. Mason Morfit and Anders Lönner are serving until the 2011 Annual Meeting of Stockholders. Robert A. Ingram, Lawrence N. Kugelman and Theo Melas-Kyriazi are serving until the 2012 Annual Meeting of Stockholders.

The Corporate Governance/Nominating Committee of the Board considers the qualifications of directors and potential candidates for election as directors. The members of the Corporate Governance/Nominating Committee are Messrs. Melas-Kyriazi, Ingram, Koppes, Morfit and Stefano. The Corporate Governance/Nominating Committee reviewed the specific experience, qualifications, attributes, skills and past performance of the four directors currently standing for re-election and as a result of that assessment, found that each of the nominees is qualified to serve on the Board and therefore recommends to the Board that they be nominated to be re-elected as directors at the 2010 Annual Meeting. The Corporate Governance/Nominating Committee reviewed the specific experience, qualifications, attributes, skills and past performance of each director not standing for re-election at the 2010 Annual Meeting and made the assessment that each director was qualified to serve on the Board. Mr. Stefano recused himself as to his own nomination and each director on the Corporate Governance/Nominating Committee recused himself when the Corporate Governance/Nominating Committee reviewed such director’s specific experience, qualifications, attributes, skills and past performance and made its determination regarding whether such director was qualified to serve on the Board.

The Corporate Governance/Nominating Committee made its report to the Board on March 3, 2010. Following that report, the Board determined that each director is qualified to serve on the Board. The Board also determined that it would be in the best interests of our Company and our stockholders to nominate Messrs. Boze, Pearson and Stefano and Ms. Provencio as directors to be elected at the 2010 Annual Meeting. Messrs. Boze, Pearson and Stefano and Ms. Provencio each recused themselves as to their own nominations.

Set forth below with respect to each director or nominee is certain personal information, including age, the year such person commenced service as a director of our Company, present principal occupation, recent business experience, other public company directorships held by such person in the past five years, as well as other specific experiences, qualifications, attributes and skills that led to the Board’s determination that each director is qualified to serve on the Board.

Nominees for Election at the 2010 Annual Meeting

BRANDON B. BOZE	Age: 29

Mr. Boze has been serving on the Board of the Company since December 2009. Since August 2005, Mr. Boze has held the position of Vice President at ValueAct Capital (“ValueAct Capital”). Prior to joining ValueAct Capital, Mr. Boze worked at Lehman Brothers in a variety of positions within merchant banking, utilities investment banking and technology mergers and acquisitions. He has a bachelor’s degree from Vanderbilt University in Engineering and is a CFA charterholder.

The Board has determined that Mr. Boze’s experience in finance, investment banking, and mergers and acquisitions transactions qualifies him to be a member of the Board.

Mr. Boze serves on the Board, and participates in Finance and Audit Committee meetings as an observer with no voting rights, pursuant to the Standstill and Board Nomination Agreement dated December 17, 2009 (the “Standstill and Board Nomination Agreement”), by and between the Company and ValueAct Capital Master Fund, L.P., VA Partners I, LLC, ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P. and ValueAct Holdings GP, LLC (collectively, the “ValueAct Stockholders”). Pursuant to the terms of the Standstill and Board Nomination Agreement, the Company agreed to appoint a nominee of the ValueAct Stockholders to the Board to serve until the 2010 Annual Meeting and to nominate such nominee for election at the 2010 Annual Meeting. In connection with the Standstill and Board Nomination Agreement, the ValueAct Stockholders have agreed not to acquire any additional ownership in the Company that would cause the ValueAct Stockholders to own 30% or more of the outstanding voting power of the Company.

J. MICHAEL PEARSON	Age: 50

Mr. Pearson has been the Chairman of the Board and Chief Executive Officer of our Company since February 2008. Prior to joining Valeant, Mr. Pearson was a Director at McKinsey & Company (“McKinsey”). He joined McKinsey in 1985, and over a 23-year career, he worked with leading CEOs and was an integral driver of major turnarounds, acquisitions, and corporate strategy. Within McKinsey, Mr. Pearson held various positions, including as a member of McKinsey’s Board of Directors, head of its global pharmaceutical practice and head of its mid-Atlantic region.

The Board has determined that Mr. Pearson’s 23+ years of experience in the pharmaceutical industry, proven track record in evaluating many aspects of pharmaceutical businesses, knowledge of the complex issues facing global companies today and an understanding of what makes businesses work effectively and efficiently qualify Mr. Pearson to be a member of the Board. In addition, Mr. Pearson’s leadership of the Board and the Company through our 2008 restructuring effort and his knowledge of the industry and business, combined with his drive for innovation and excellence, position him well to serve as our Chairman of the Board.

NORMA A. PROVENCIO	Age: 52

Ms. Provencio has been serving on the Board of the Company since 2007, is the chairperson of the Finance and Audit Committee and serves as a member of our Compensation Committee. She has been president and owner of Provencio Advisory Services, Inc., a healthcare financial and operational consulting firm since October 2003. From May 2002 to September 2003, she was Partner-in-Charge of the Healthcare Industry for the Pacific Southwest for KPMG LLP. From 1979 to May 2002, she was with Arthur Andersen, and was Partner-in-Charge of Arthur Andersen’s Pharmaceutical, Biomedical and Healthcare Practice for the Pacific Southwest from November 1995 to May 2002.

Ms. Provencio is currently a member of the Board of Regents of Loyola Marymount University and on the board of Beazer Homes (member of Audit Committee). In addition, Ms. Provencio is a former director of International Aluminum Corporation and Signalife, Inc.

The Board has determined that Ms. Provencio’s 20+ years of sophisticated financial and industry specific experience at Provencio Advisory Services, KPMG and Arthur Andersen, her wealth of knowledge in dealing with financial and accounting matters and the depth and breadth of her exposure to complex financial issues qualify her to be a member of the Board.

STEPHEN F. STEFANO	Age: 54

Mr. Stefano has been serving on the Board of the Company since March 2009 and serves as a member of both our Corporate Governance/Nominating Committee and our Finance and Audit Committee. He is currently a partner at Synopia Rx, a consulting business for the biotech and pharmaceutical industries. From January 2001 to November 2009, Mr. Stefano was a Senior Vice President of Managed Markets and NeuroHealth Divisions at GlaxoSmithKline plc, a corporation involved in the research, development, manufacturing and sale of pharmaceuticals (“GlaxoSmithKline”). From 1980 to 2001, he held numerous other positions at GlaxoSmithKline.

The Board has determined that Mr. Stefano’s deep knowledge of healthcare policy, patient care delivery and managed markets, which provides our Board with unique insight and perspective on the priorities of and challenges facing our industry, and his extensive operations experience and broad exposure, which allow him to offer specific, practical advice when considering the various issues presented to our Board, qualify him to be a member of the Board.

Directors Whose Terms Expire in 2011

RICHARD H. KOPPES	Age: 63

Mr. Koppes has been serving on the Board of the Company since 2002 and serves as a member of both our Compensation Committee and our Corporate Governance/Nominating Committee. He is currently a Corporate Governance Fellow at Stanford University School of Law running the Stanford Institutional Investor Forum and Stanford’s Fiduciary College. From 1996 to 2009, he was Of Counsel to the law firm of Jones Day. From May 1986 through July 1996, Mr. Koppes held several positions with the California Public Employees’ Retirement System (CalPERS) including General Counsel, Interim Chief Executive Officer and Deputy Executive Officer. He also founded the National Association of Public Pension Attorneys (NAPPA) and serves as its Administrator, a position he has held for the past eighteen years. He was also on the Board of the Society of Corporate Secretaries and Governance Professionals, and is currently serving on the boards of the Investor Research Responsibility Center Institute (IRRCI), and the National Association of Corporate Directors (NACD).

Mr. Koppes is a former director of Apria Healthcare Group Inc.

The Board has determined that the deep understanding of complex compensation issues that Mr. Koppes gained through his leadership positions at NAPPA and CalPERS, his knowledge and insight regarding the establishment of strong corporate governance procedures, his contribution in establishing, maintaining and monitoring standards and policies for ethics, business practices, and compliance that span the Company and his unique perspective based on prior work experience qualify him to be a member of the Board.

ANDERS LÖNNER	Age: 64

Mr. Lönner has been serving on the Board of the Company since 2009 and serves as a member of our Compensation Committee. Since 1999, he has been the Group President and Chief Executive Officer of Meda AB. Prior to joining Meda AB, Mr. Lönner served as the Vice President Nordic region of AstraZeneca International and as the Chief Executive Officer of Karo Bio AB. He has a masters degree in business administration from the University of Lund, and has additional management education from Fontaine Bleau Paris.

The Board has determined that Mr. Lönner’s experience as the chief executive officer of a public company, where he demonstrated leadership capability and extensive knowledge of complex financial and operational issues facing large organizations, his understanding of operations and financial strategy in challenging environments and his insight into international operations and international perspective of our industry qualify him to be a member of the Board.

G. MASON MORFIT	Age: 34

Mr. Morfit has been serving on the Board of the Company since 2007, is the chairperson of the Compensation Committee and serves as a member of our Corporate Governance/Nominating Committee. He is currently a partner and a member of the Management Committee of ValueAct Capital. Prior to joining ValueAct Capital in January 2001, Mr. Morfit worked in equity research for Credit Suisse First Boston for more than two years, where he supported the senior healthcare services analyst, covering fifteen companies in the managed care and physician services industries. He has a bachelor of arts degree from Princeton University, and is a CFA charterholder.

Mr. Morfit is a former director of Advanced Medical Optics, Inc., MSD Performance, Inc., a privately held auto parts company, and Solexa, Inc.

The Board has determined that Mr. Morfit’s demonstrated leadership of the Compensation Committee, where he has been responsible for the establishment of innovative compensation policies and has been the driving force behind the Company’s pay-for-performance compensation philosophy and policy, as well as his years of experience as a seasoned investor involved in the turnarounds of companies qualify him to be a member of the Board. He also brings to the Board a unique perspective of an affiliate of a major stockholder.

Directors Whose Terms Expire in 2012

ROBERT A. INGRAM	Age: 67

Mr. Ingram has been serving on the Board of the Company since 2003, has been the Lead Director since 2008 and serves as a member of both our Compensation Committee and our Corporate Governance/Nominating Committee. Mr. Ingram is currently a general partner at Hatteras Venture Partners. In addition, he serves as a strategic advisor to the Chief Executive Officer of GlaxoSmithKline since January 2010. He served as Vice Chairman Pharmaceuticals of GlaxoSmithKline from 2002 through 2009 and Chief Operating Officer and President of Pharmaceutical Operations, GlaxoSmithKline from 2001 through 2002. He was Chief Executive of Glaxo Wellcome plc from October 1997 to December 2000 and Chairman of Glaxo Wellcome Inc., Glaxo Wellcome plc’s U.S. subsidiary, from January 1999 to December 2000. Mr. Ingram was President and Chief Executive Officer of Glaxo Wellcome Inc. from October 1997 to January 1999. Mr. Ingram is also a member of the Board of Advisors for the H. Lee Moffitt Cancer Center and Research Institute.

Mr. Ingram currently serves on the boards of Edwards Life Sciences Corporation (member of Compensation Committee and Audit Committee); Lowe’s Companies, Inc. (member of Compensation and Organization Committee and Governance Committee); OSI Pharmaceuticals, Inc. (chairman of the Board, chairman of Corporate Governance and Nominating Committee, and member of Compensation Committee); Allergan Inc. (chairman of Corporate Governance Committee and member of Organization and Compensation Committee); and CREE, Inc. (member of Compensation Committee and Governance and Nominations Committee). He is a former director of Misys plc, Nortel Networks and Wachovia Corporation.

The Board has determined that Mr. Ingram’s extensive experience on a variety of healthcare related issues through his long career with GlaxoSmithKline and its affiliates and his service on the board of directors of a variety of large public companies, which gives him a broad understanding of the role of the board of directors, qualify him to be a member of the Board and position him well to serve as our Lead Director.

LAWRENCE N. KUGELMAN	Age: 67

Mr. Kugelman has been serving on the Board of the Company since 2002 and serves as a member of both our Compensation Committee and our Finance and Audit Committee. He is a healthcare consultant and private investor. From December 1995 through October 1996, Mr. Kugelman was President, Chief Executive Officer and Director of Coventry Health Care, Inc., a managed care organization. From 1980 through 1992, he served as a Chief Executive Officer of several HMOs and managed healthcare organizations in the United States.

Mr. Kugelman currently serves on the board of Coventry Health Care, Inc. (chairman of Audit Committee) and is a former director of LabOne, Inc.

The Board has determined that Mr. Kugelman’s years of managerial experience, which give him the ability to address management issues at the most senior levels and provide critical insight into the operational requirements of a company, and his experience dealing with accounting principles and financial reporting rules and regulations, evaluating financial results and generally overseeing the financial reporting process of a public corporation gained while chairing the audit committee of another public company qualify him to be a member of the Board.

THEO MELAS-KYRIAZI	Age: 50

Mr. Melas-Kyriazi has been serving on the Board of the Company since 2003, is the chairperson of the Corporate Governance/Nominating Committee and serves as a member of our Finance and Audit Committee. He has been the Chief Financial Officer of Levitronix LLC since July 2006. He was the Chief Financial Officer of Thermo Electron Corporation from January 1999 through October 2004. Mr. Melas-Kyriazi was a Vice President of Thermo Electron Corporation during 1998, and was Treasurer of Thermo Electron Corporation and all of its publicly traded subsidiaries from May 1988 to June 1994.

Mr. Melas-Kyriazi currently serves on the board of Glenrose Instruments Inc. (member of Compensation Committee) and Helios BioSciences Corporation (member of Audit Committee). He is a former director of Cyberkinetics Neurotechnology Systems, Inc.

The Board has determined that Mr. Melas-Kyriazi’s prior experience in senior finance positions at various companies, where he demonstrated leadership capability and garnered extensive expertise involving complex financial matters, and his extensive knowledge of complex financial and operational issues qualify him to be a member of the Board.

As described above, Mr. Boze was selected to serve on the Board and to be nominated for election at the 2010 Annual Meeting pursuant to the Standstill and Board Nomination Agreement. In addition, pursuant to the terms of Mr. Pearson’s employment agreement, so long as he is employed as our Chief Executive Officer, he shall be nominated for re-election to the Board. No other directors or nominees for director were selected pursuant to any arrangement or understanding. None of the directors or nominees for directors are related by blood, marriage or adoption to one another or to any other executive officer of our Company.

GOVERNANCE

The Board is committed to sound and effective corporate governance practices with the goal of ensuring the Company’s financial strength and overall business success. Our governance practices are regularly assessed against those practices suggested by recognized governance authorities and are updated to maintain alignment with stockholder interests and accepted key governance best practices.

Director Nomination Process

The Corporate Governance/Nominating Committee is responsible for identifying director nominees to fill new or vacant positions for the Board or for re-election at the annual meetings of stockholders and reviewing of qualifications of each incumbent director. The Corporate Governance/Nominating Committee seeks appropriate director candidates through various sources, including other non-management directors and paid search firms. When identifying director nominees and reviewing a director’s qualifications, the Corporate Governance/Nominating Committee considers a wide range of criteria that may include integrity and ethical behavior, maturity, management experience and expertise, independence and diversity of thought, broad business or professional experience, and an understanding of business, corporate governance and financial affairs and the complexities of business organizations. In addition, the Corporate Governance/Nominating Committee reviews each incumbent director’s past performance while serving on the Board. The Corporate Governance/Nominating Committee does not have an official policy with regard to the consideration of diversity in identifying director nominees. Instead, diversity may be one of the criteria considered when identifying director nominees and considering each nominee’s over-all qualifications.

Director nominees are also reviewed for their independence in accordance with the New York Stock Exchange (“NYSE”) listing standards and SEC rules and regulations.

Additionally, the Corporate Governance/Nominating Committee considers stockholder candidates submitted to the attention of the Corporate Secretary, as described under the caption “Other — Stockholder Proposals and Director Nominations for the 2011 Annual Meeting” included in this Proxy Statement. Stockholder nominations that comply with these procedures and that meet the criteria outlined above will be considered by the Corporate Governance/Nominating Committee.

Director Independence

The Board determines the independence of a director in accordance with the NYSE listing standards. To assist in its determination, the Board has adopted certain specific categorical standards for determining whether a director has a material relationship with our Company, either directly, or as a partner, stockholder or officer of an organization, its parent or a consolidated subsidiary that has a relationship with us. These standards are set forth in our Corporate Governance Guidelines, which can be found on our website at www.valeant.com. A director will not be deemed independent unless an affirmative determination is made by the Board that he or she has no material relationship with the Company in accordance with the categorical standards included in our Corporate Governance Guidelines and meets the NYSE director independence standards.

The Board has determined that the following directors are independent: Messrs. Boze, Ingram, Koppes, Kugelman, Lönner, Melas-Kyriazi, Morfit and Stefano and Ms. Provencio. Additionally, each of the members of our Finance and Audit, Compensation and Corporate Governance/Nominating Committees is independent.

Board Leadership Structure

Our Corporate Governance Guidelines require the Board to appoint an independent Lead Director to preside over non-management meetings of the Board when the Chairman of the Board and Chief Executive Officer are served by the same person. Since February 2008, the positions of Chairman of the Board and Chief Executive Officer have been held by Mr. Pearson, with Mr. Ingram serving as the Lead Director of the independent directors. Prior to Mr. Pearson’s appointment as Chairman of the Board, Mr. Ingram served as Chairman of the Board. The Chairman of the Board provides leadership to the Board and works with the Board to define its structure and activities in the fulfillment of its responsibilities. In conjunction with the Lead Director, the Chairman of the Board sets the Board agendas with Board and management input, facilitates communication among directors, works with the Lead Director to provide an appropriate information flow to the Board and presides at meetings of the Board of Directors and stockholders. As the Lead Director, Mr. Ingram chairs the Board’s regularly scheduled executive sessions of the independent directors, and works with the Chairman of the Board to establish the Board’s meeting agendas and provide strong, independent oversight of the Company’s management and affairs.

Our Board maintains a long-standing commitment to responsible and effective corporate governance. It believes that the current structure of the Chairman of the Board and Lead Director serves the best interests of the Company and its stockholders. The Board believes that having one person serving as the Chairman of the Board and the Chief Executive Officer is appropriate because it ensures a unified leadership of the Board and management. It provides potential efficiency in the execution of the strategies and visions of the Board. Unified leadership and efficient execution were critical for our restructuring efforts throughout 2008 and 2009. They will remain critical as we continue to implement our business strategy and focus the business on core geographies and therapeutic classes. The appointment of the Lead Director provides separate leadership for non-management directors and allows a check on the management while also strengthening board integrity and accountability. The Board currently consists of ten directors, nine of whom are independent. The Board believes that this structure, which provides an overwhelming majority of independent directors, coupled with the leadership of the Lead Director, provides for appropriate, independent oversight of the Board.

Code of Business Conduct and Ethics

Our Code of Business Conduct and Ethics applies to all of our directors, officers and employees and sets forth the ethical and legal principles required to be followed in conducting business on behalf of our Company. The Code of Business Conduct and Ethics also contains a Code of Ethics for our Chief Executive Officer and senior level financial executives as a supplement to the Code of Business Conduct and Ethics, which is intended to promote honest and ethical conduct, as well as full and accurate reporting, and compliance with applicable laws. Our Corporate Secretary oversees matters related to our Code of Business Conduct and Ethics and receives any report received via our Company’s helpline. Our compliance process is fully outlined on our website at www.valeant.com. Interested parties may call the helpline at (800) 461-9330 in the United States and Canada, or internationally at (720) 514-4400 (collect calls accepted).

Risk Oversight

Our Board participates in risk management oversight, with a view of supporting the achievement of organizational objectives, including strategic objectives, improving long-term organizational performance and enhancing stockholder value. While the Board has historically exercised such oversight on a less formal basis, over the last year it has taken steps to formalize its approach. In August 2009, under the oversight of the Company’s Finance and Audit Committee, management engaged a third party to conduct a comprehensive enterprise risk assessment with the goal of identifying the areas of greatest risk that could impair the achievement of the Company’s strategic objectives, setting out steps to address any such risks and implementing procedures to mitigate such risks in the future. The findings were presented to the Finance and Audit Committee in February 2010. More recently, the Board approved the amendment of its Corporate Governance Guidelines to formalize the Board’s role in oversight of enterprise risk management. The Board also assumed responsibility for overseeing pharmacovigilence issues that affect the Company, a responsibility that was previously delegated to the Finance and Audit Committee.

While the Board has ultimate oversight responsibility for the risk management process, various committees of the Board also have responsibility for monitoring risk management in specific areas. For example, the Finance and Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from the Company’s internal auditors. In addition, in setting compensation, the Compensation Committee strives to create incentives to implement the Company’s business strategy while considering the risks that may be presented by the structure of potential compensation programs.

Compensation Risk Determination

Management conducted an assessment of the potential risks relating to our compensation policies and practices for our employees, including those related to our executive compensation programs. The assessment considered our compensation policies and practices, identified potential risk and considered mitigating factors. Management discussed the findings of the risk assessment with the Compensation Committee. Based upon the assessment, we believe that our compensation policies and practices do not encourage excessive or unnecessary risk-taking and are not reasonably likely to have a material adverse effect on the Company.

Communication with the Board of Directors

Stockholders and other interested parties may contact our Company’s directors in writing, as a group or individually, by directing their correspondence to the attention of the Corporate Secretary, Valeant Pharmaceuticals International, One Enterprise, Aliso Viejo, California 92656. Stockholders and other interested parties may also contact our Company’s directors by calling our Company’s helpline in the United States and Canada at (800) 461-9330, or internationally at (720) 514-4400 (collect calls accepted). The Corporate Secretary will log incoming information and forward appropriate messages promptly to the director(s). Communications are distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication.

Certain items that are unrelated to the duties and responsibilities of the Board will not be distributed to the Board, such as mass mailings, product complaints, product inquiries, new product suggestions, resumes and other forms of job inquiries, surveys and business solicitations or advertisements. In addition, material that is inappropriate or unsuitable will be excluded, with the provision that any communication that is excluded must be made available to any non-employee director upon request.

Communications that include information better addressed by the Finance and Audit Committee will be addressed directly by that Committee.

This communications process has been approved by the Board and is available on our Company website referenced at the end of this section.

Annual Meeting of Stockholders

The Board considers it important for its members to be present and available to stockholders at our Company’s annual meetings. Directors are therefore expected to attend the Company’s 2010 Annual Meeting. All of our Board members were at our Company’s 2009 Annual Meeting of Stockholders.

Company Website

Key documents such as Corporate Governance Guidelines, Board Committee Charters, the Code of Business Conduct and Ethics, and the Code of Ethics for our Chief Executive Officer and senior level financial executives are reviewed and updated periodically by the corresponding Committees and approved by the Board. Each of these documents and information regarding stockholder communications with the Board can be found on our website at www.valeant.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code to any executive or director, we will promptly disclose the nature of the amendment or waiver on our website. A written copy of any of these documents will be provided to any stockholder upon request to the Corporate Secretary or to the Vice President of Investor Relations, Valeant Pharmaceuticals International, One Enterprise, Aliso Viejo, California 92656.

We also regularly post copies of our press releases as well as additional information about us on our website. Our filings with the SEC are available free of charge through our website as soon as reasonably practicable after being electronically filed with or furnished to the SEC. Interested persons can subscribe on our website to email or RSS feed alerts that are sent automatically when we issue press releases, file our reports with the SEC or post certain other information to our website. Information contained in our website does not constitute a part of this Proxy Statement.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

Our Board has a standing Finance and Audit Committee, a standing Compensation Committee and a standing Corporate Governance/Nominating Committee (together, the “Committees”). The following table describes the current members of each Committee, its Chairman, its primary responsibilities and the number of meetings held in 2009. The Committees are composed of non-employee, independent directors, as defined under the rules promulgated by the NYSE and the SEC and adopted by the Board. All directors serve on one or more Committees of the Board, except Messrs. Pearson and Boze. Pursuant to the Standstill and Board Nomination Agreement, Mr. Boze participates in the Finance and Audit Committee meetings as an observer with no voting rights. Our Board has adopted charters for each Committee, which are available on our website at www.valeant.com.

Committee/Members	Primary Responsibilities		Meetings Held in 2009
FINANCE AND AUDIT Norma A. Provencio (Chairperson) Theo Melas-Kyriazi Lawrence N. Kugelman Stephen F. Stefano	•	Oversee our financial controls and reporting processes	16
	•	Select independent registered public accounting firm and review the scope and timing of the audits
	•	Review annual financial statements and audit results
	•	Review quarterly financial statements and related press releases
	•	Review internal control over financial reporting including the independent registered public accounting firm’s and management’s assessment
	•	Oversee compliance with our Code of Business Conduct and Ethics and conflicts of interest outside jurisdiction of Corporate Governance/Nominating Committee
	•	Review major financial risk exposures
	•	Produce a Finance and Audit Committee Report consistent with SEC rules for the annual proxy statement
	•	Annually evaluate the performance of the Finance and Audit Committee
	•	Annually review adequacy of the Finance and Audit Committee charter

COMPENSATION G. Mason Morfit (Chairman) Robert A. Ingram Richard H. Koppes Lawrence N. Kugelman Anders Lönner Norma A. Provencio	•	Administer our annual incentives, equity and long-term incentive plans	9
	•	Review and adopt major compensation plans, including Board compensation
	•	Review and approve corporate goals and objectives relevant to Chief Executive Officer compensation
	•	Review and make recommendations to the Board regarding the compensation for the Chief Executive Officer, corporate officers and other senior management
	•	Produce a Compensation Committee report on executive officer compensation as required by the SEC
	•	Report to the Board regarding succession planning relative to key leadership positions in our Company
	•	Annually evaluate the performance of the Compensation Committee
	•	Periodically review adequacy of the Compensation Committee charter

Committee/Members	Primary Responsibilities		Meetings Held in 2009
CORPORATE GOVERNANCE/ NOMINATING Theo Melas-Kyriazi (Chairman) Robert A. Ingram Richard H. Koppes G. Mason Morfit Stephen F. Stefano	•	Develop and recommend to the Board corporate governance guidelines applicable to our Company	5
	•	Monitor implementation and recommend changes to our corporate governance guidelines when appropriate
	•	Assist in succession planning
	•	Review possible conflicts of interest of Board members
	•	Review and make recommendations to the Board regarding the determination of independent status of each director
	•	Oversee the Board assessment process
	•	Make recommendations regarding the appropriate size and effectiveness of the Board
	•	Identify new director candidates to fill new or vacant positions
	•	Evaluate incumbent directors
	•	Recommend nominees to the Board of Directors for election
	•	Annually evaluate the performance of the Corporate Governance/Nominating Committee
	•	Annually review adequacy of the Corporate Governance/Nominating Committee charter

In addition to the above Committees, an Ad Hoc Offering Committee of the Board met 2 times during 2009. The Board met 13 times during 2009. All of the directors attended at least 75% of the Board meetings, except for Mr. Lönner. In addition, all committee members attended at least 75% of the committee meetings on which they serve, except for Mr. Lönner.

EXECUTIVE OFFICERS

The executive officers of our Company are as follows:

Name	Age	Title

J. Michael Pearson	50	Chief Executive Officer and Chairman of the Board
Bhaskar Chaudhuri, Ph.D.	55	President
Peter J. Blott	48	Executive Vice President and Chief Financial Officer
Rajiv De Silva	43	Chief Operating Officer of Specialty Pharmaceuticals
Steve T. Min	48	Executive Vice President, General Counsel and Corporate Secretary
Elisa A. Karlson	51	Executive Vice President and Chief Administrative Officer

J. MICHAEL PEARSON has been our Chief Executive Officer and Chairman of the Board since February 2008. Prior to joining Valeant, Mr. Pearson was a Director at McKinsey. Mr. Pearson joined McKinsey in 1985 and over a 23-year career he worked with leading CEOs and was an integral driver of major turnarounds, acquisitions, and corporate strategy. Within McKinsey, Mr. Pearson held various positions, including as a member of McKinsey’s Board of Directors, head of its global pharmaceutical practice and head of its mid-Atlantic region.

BHASKAR CHAUDHURI, PH.D., has been our President since March 2009. Prior to joining Valeant upon the Company’s acquisition of Dow Pharmaceutical Sciences, Inc. (“Dow”) on December 31, 2008, Dr. Chaudhuri served for seven years as Dow’s President and Chief Executive Officer and a member of Dow’s Board of Directors. Before joining Dow, Dr. Chaudhuri served as Executive Vice President of Scientific Affairs at Bertek Pharmaceuticals (“Bertek”), a subsidiary of Mylan Laboratories (“Mylan”), where he oversaw the R & D activities for its Cardiovascular, Neurology and Dermatology businesses, as well as a segment of its manufacturing operations. Prior to his positions at Bertek, Dr. Chaudhuri served as the General Manager of the Dermatology Division of Mylan. Dr. Chaudhuri joined Mylan through the acquisition of Penederm Inc., where he held multiple positions from 1992 to 1998, and became the Vice President of R & D in 1997.

PETER J. BLOTT has been our Executive Vice President, Chief Financial Officer since March 2007. He served as our Senior Vice President, Group Financial Controller from March 2004 to March 2007. Prior to that, he served as our Vice President, Operations Finance from July 2003 to February 2004. With 20 years of finance and accounting experience, Mr. Blott has an extensive background in accounting and operations in the pharmaceutical industry. From January 2002 to June 2003, Mr. Blott served as Head of Finance and Logistics for Otsuka Pharmaceuticals Europe. Prior to that he worked for over ten years at GlaxoSmithKline (formerly Glaxo Wellcome), where he held a number of management and financial positions within various manufacturing, commercial and head office operations. Mr. Blott is a U.K. Chartered Accountant, qualifying with Coopers & Lybrand in London, England.

RAJIV DE SILVA has been our Chief Operating Officer of Specialty Pharmaceuticals since January 2009. Prior to joining Valeant, Mr. De Silva held various leadership positions with Novartis AG (“Novartis”). He was President, Novartis Vaccines USA and Head, Vaccines of the Americas since 2007, during which time he played a key leadership role at Novartis’ Vaccines & Diagnostics Division and served as a member of the Executive Committee of Novartis Vaccines & Diagnostics. From 2005 to 2007, he served as President, Novartis Pharmaceuticals Canada. He originally joined Novartis as Global Head, Strategic Planning for Novartis Pharma AG, in Basel, Switzerland, in 2003. Prior to his time at Novartis, Mr. De Silva was a Principal at McKinsey, where he focused his consulting practice on the pharmaceutical industry. During his nine years at McKinsey, he led multiple efforts related to pharmaceutical strategy, sales and marketing, research and development operations, organization design, and mergers and acquisitions.

STEVE T. MIN has been our Executive Vice President, General Counsel and Corporate Secretary since June 2008. From August 1992 to June 2008, Mr. Min served as Associate General Counsel at McKinsey working in its New York, London and Mid-Atlantic offices. During his tenure at McKinsey, Mr. Min supported a variety of industry and functional practices, including mergers and acquisitions, private equity, business technology and public sector. Mr. Min was a corporate/securities associate at Rubin Baum LLP from February 1990 to August 1992, and at Schulte Roth & Zabel LLP from October 1987 to February 1990.

ELISA A. KARLSON has been our Executive Vice President and Chief Administrative Officer since April 2008. Prior to that, she spent ten years at McKinsey as Director of Personnel Management and Finance where she led staffing and professional development, human resources, recruiting, finance and accounting, and information technology. Earlier in her career, she spent over 15 years in IT where she designed and developed mortgage-backed securities and investment banking applications at Chemical Bank and Morgan Stanley and moved into strategic IT consulting at the Information Consulting Group, which became part of McKinsey, and at Kwasha Lipton, which became part of PricewaterhouseCoopers LLP.

None of the executive officers of our Company were selected pursuant to any arrangement or understanding. None of the executive officers are related by blood, marriage or adoption to one another or to any director or nominee for director of our Company.

OWNERSHIP OF OUR COMPANY’S SECURITIES

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock and the percentage of shares owned beneficially by those holders of our Common Stock known to us to be beneficial owners of more than 5% of the outstanding shares of our Common Stock as of March 1, 2010.

	Number of Shares
	and Nature of
	Beneficial		Percentage of
Identity of Owner or Group	Ownership		Class(1)

ValueAct Capital Master Fund, L.P.	17,775,903	(2)	22.7%
435 Pacific Avenue, San Francisco, CA 94133
Iridian Asset Management LLC	8,804,275	(3)	11.3%
276 Post Road West, Westport, CT 06880
HealthCor Management, L.P.	7,450,000	(4)	9.5%
Carnegie Hall Tower, 152 West 57th Street, 47th Floor, New York, NY 10019
Loomis, Sayles & Company, L.P.	6,966,571	(5)	8.9%
One Financial Center, Boston, MA 02111
T. Rowe Price Associates, Inc.	4,393,119	(6)	5.6%
100 E. Pratt Street, Baltimore, MD 21202

This table is based upon information supplied by the principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table, we believe that the stockholders named in the table have sole voting and investment power with respect to the shares indicated as beneficially owned.

(1)	Based on 78,137,855 shares of Common Stock outstanding on March 1, 2010.

(2)	Represents 17,775,903 shares beneficially owned by ValueAct Capital Master Fund, L.P., ValueAct Capital Management, L.P., ValueAct Capital Management, LLC, ValueAct Holdings, L.P., ValueAct Holdings GP, LLC and VA Partners I, LLC, over which each has shared voting and dispositive power.

(3)	Iridian Asset Management LLC (“Iridian”) has direct beneficial ownership of all of the shares in the accounts for which it serves as the investment advisor under its investment management agreements. David L. Cohen (“Cohen”) and Harold J. Levy (“Levy”) indirectly acquired ownership and control of 100% of the equity interest of Iridian from BIAM (US) Inc., an indirect wholly owned subsidiary of The Governor and Company of the Bank of Ireland. Cohen and Levy may be deemed to have beneficial ownership of the shares beneficially owned by Iridian. Iridian is majority owned by Arovid Associates LLC, a Delaware limited liability company owned and controlled by the following: 12.5% by Cohen, 12.5% by Levy, 37.5% by LLMD LLC, a Delaware limited liability company, and 37.5% by ALHERO LLC, a Delaware limited liability company. LLMD LLC is owned 1% by Cohen, and 99% by a family trust controlled by Cohen. ALHERO LLC is owned 1% by Levy and 99% by a family trust controlled by Levy. Cohen and Levy disclaim beneficial ownership of such shares beneficially owned by Iridian. Iridian has voting and dispositive power with respect to 8,804,275 shares, and Cohen and Levy may be deemed to share with Iridian the power to vote or direct the vote and to dispose of such shares. Levy has direct beneficial ownership of 50,000 shares owned by him, and has direct voting and dispositive power with respect to such shares. Including these 50,000 shares and the 8,804,275 shares beneficially owned by Iridian, Levy beneficially owns 8,854,275 shares in aggregate.

(4)	Represents (i) 4,427,303 shares beneficially owned by HealthCor Offshore, Ltd., over which it has shared voting and dispositive power, (ii) 2,012,220 shares beneficially owned by HealthCor, L.P., over which it has shared voting and dispositive power, and (iii) 1,010,477 shares beneficially owned by HealthCor Hybrid Offshore, Ltd., over which it has shared voting and dispositive power. HealthCor Management, L.P., the investment manager of these three funds, exercises voting and investment power with respect to the shares, and therefore may be deemed to beneficially own all of the 7,450,000 shares. HealthCor Associates, LLC, the general partner of HealthCor Management, L.P., may also be deemed to beneficially own the shares that are beneficially owned by the funds managed by HealthCor Management, L.P. Arthur Cohen and Joseph Healey,

the managers of HealthCor Associates, LLC, exercise voting and investment power with respect to all 7,450,000 shares, and therefore may be deemed to beneficially own all of the 7,450,000 shares. HealthCor Group LLC, the general partner of HealthCor Capital, L.P., which is the general partner of HealthCor, L.P., may be deemed to beneficially own the shares that are beneficially owned by HealthCor, L.P. Each of these entities and individuals disclaims beneficial ownership of these shares in excess of their actual pecuniary interest therein.

(5)	Loomis, Sayles & Company, L.P. has sole dispositive power with respect to all of the 6,966,571 shares, sole voting power with respect to 5,874,737 of such shares, and shared voting power with respect to 207,358 of the shares. Loomis, Sayles & Company, L.P. disclaims beneficial ownership of all of these shares.

(6)	T. Rowe Price Associates, Inc. has sole dispositive power with respect to 4,393,119 shares and sole voting power with respect to 983,062 of such shares, of which 770,309 shares and 75,762 shares are issuable upon the conversion of certain convertible securities, respectively.

OWNERSHIP OF MANAGEMENT

The following table sets forth, as of March 1, 2010, certain information regarding the beneficial ownership of our Common Stock and the percentage of shares beneficially owned by each director, each director nominee and each executive officer who is identified in the Summary Compensation Table contained in this Proxy Statement.

	Number of Shares
	and Nature of
	Beneficial	Percentage
Identity of Owner or Group	Ownership(1)(2)	of Class(3)

Named Executive Officers, Directors and Director Nominees
Peter J. Blott(4)	187,775	*
Brandon B. Boze	0	*
Bhaskar Chaudhuri(4)	65,970	*
Rajiv De Silva(4)	53,431	*
Robert A. Ingram	0	*
Richard H. Koppes(4)	19,000	*
Lawrence N. Kugelman(4)	20,000	*
Anders Lönner	0	*
Theo Melas-Kyriazi	15,000	*
Steve T. Min(4)	38,127	*
G. Mason Morfit(5)	17,775,903	22.7%
J. Michael Pearson(4)(6)	1,121,816	1.4%
Norma A. Provencio	14,000	*
Stephen F. Stefano	11,680	*
Executive Officers and Directors
As a group (15 persons)(4)(5)(6)	19,406,025	24.8%

*	Less than 1% of the outstanding Common Stock.

(1)	This table is based on information supplied by executive officers, directors and director nominees. We believe that shares shown as beneficially owned are those as to which the named persons possess sole voting and investment power. However, under the laws of California and certain other states, personal property owned by a married person may be community property, which either spouse may manage and control, and we have no information as to whether any shares shown in this table are subject to community property laws.

(2)	The amounts reported do not include vested restricted stock units and dividend equivalent rights for the following directors: Mr. Ingram (67,222); Mr. Koppes (45,834); Mr. Kugelman (46,457); Mr. Lönner (2,847); Mr. Melas-Kyriazi (51,468); Mr. Morfit (15,464); Ms. Provencio (29,469); and Mr. Stefano (1,343). For each director, the shares underlying these restricted stock units and dividend equivalent rights are not deliverable until one year after his or her service as a director ceases.

(3)	These percentages are based on 78,137,855 shares of Common Stock outstanding on March 1, 2010 plus shares deemed to be beneficially owned by each individual that are deemed outstanding. Under Rule 13d-3 of the Securities Exchange Act of 1934, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). In addition, under Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable on or before 60 days of the date as of which the information is provided are deemed outstanding for the purpose of calculating the number and percentage owned by such person (or group), but not deemed outstanding for the purpose of calculating the percentage owned by each other person (or group) listed. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding on March 1, 2010.

(4)	Included in the shares set forth above are (i) the following stock options that are currently exercisable, or will become exercisable within 60 days, as follows: Mr. Blott (176,250); Dr. Chaudhuri (46,242); Mr. De Silva (29,533); Ms. Karlson (62,500); Mr. Koppes (15,000); Mr. Kugelman (10,000); Mr. Min (24,825); and Mr. Pearson (512,296) and (ii) 1,025 restricted stock units that vest within 60 days for Mr. Blott.

(5)	The amount reported for Mr. Morfit includes 17,775,903 shares of Common Stock owned by ValueAct Capital Master Fund, L.P. of which Mr. Morfit may be deemed to share beneficial ownership, as a member of the Management Board of ValueAct Holdings GP, LLC, which entity controls the general partner and the manager of ValueAct Capital Master Fund, L.P. Mr. Morfit disclaims beneficial ownership of the shares held by ValueAct Capital Master Fund, L.P. except to the extent of his pecuniary interest therein.

(6)	The amount reported does not include vested restricted stock units for Mr. Pearson in the amount of 244,500. The shares underlying these restricted stock units are not deliverable until February 1, 2013.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers and directors, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the SEC and the NYSE. Such executive officers, directors and stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely upon its review of the copies of such forms it received, or written representations from certain reporting persons for whom no such forms were required, the Company believes that during fiscal year 2009, the following of its executive officers, directors and ten percent beneficial owners failed to timely file all forms required by Section 16(a): Messrs. Lönner, Min, and Stefano each filed one late Form 4 covering awards of restricted stock units and Mr. Blott filed two late Forms 4 covering two transactions involving awards of restricted stock units. In addition, Dr. Chaudhuri and Mr. De Silva each filed two late Forms 4 covering four transactions involving awards of stock options and restricted stock units.

EXECUTIVE COMPENSATION AND RELATED MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

What is our compensation philosophy?

We have adopted a philosophy of aligning our executive compensation program with long-term returns to our stockholders. We want all of our employees to share in the financial risks and rewards tied to long-term stockholder return. In February 2008, we hired a new Chairman and Chief Executive Officer, J. Michael Pearson. Since then, Mr. Pearson has recruited several new members to join our executive management team. In hiring these new executive officers, the Compensation Committee of the Board of Directors (for this section, the “Committee”) approved compensation packages that are intended to closely align the financial reward to our executive officers with long-term return to our stockholders. The Committee has implemented compensation programs for existing executives who predated Mr. Pearson’s arrival to more closely align with the compensation programs of our new executives. In addition, the Committee implemented plans for all employees below the executive officer level that reward them for driving stockholder value.

In determining compensation, the Committee is guided by the following principles:

•	Total compensation should be heavily tied to performance, as defined by total stockholder return (“TSR”).

•	Total long-term compensation should be well above the median of the Peer Group (as defined below) for outstanding TSR performance, but well below the median for poor TSR performance.

•	Newly hired executive officers should be required to purchase and hold a significant amount of our shares as a condition of hiring. Existing executive officers should be offered equity grants that encourage them to purchase and hold an equity interest in our Company.

•	For newly hired executive officers, equity grants should be front-loaded with multiple years’ worth of equity in the first year of employment. The expectation is there will be no further equity grants for the front-loaded period. Existing executive officers should also receive front-loaded grants when new equity is awarded. Because no additional equity is intended to be granted for the front-loaded period, the executives will not benefit from share price declines during the period.

•	Perquisite entitlements, tax gross-ups and other items not tied to job performance or TSR should be reduced or eliminated. For instance, excise tax gross-ups and single-trigger equity vesting of stock options on a change in control have been eliminated on a going forward basis, and perquisite entitlements under employment contracts have been pared back.

•	Annual incentive cash bonuses should be based on the degree of achievement in meeting specific initiatives that contribute to TSR.

•	Our philosophy of pay-for-performance and equity ownership should be expanded to all levels of the organization.

Stockholders should note that our practice of front loading equity grants can result in large reported compensation in the first year of grant. It should also be noted that these grants cover multiple years of service and the vesting of much of the grants are conditioned on high levels of TSR performance.

What happened in the past year?

We recruited new executives to our management team. Rajiv De Silva joined us as Chief Operating Officer of Specialty Pharmaceuticals in January 2009. Bhaskar Chaudhuri, who joined the Company on December 31, 2008 as a result of our acquisition of Dow, was appointed as our President in March 2009. Dr. Chaudhuri and Mr. De Silva received compensation packages similar in structure to Mr. Pearson’s and the other executives’ packages, featuring multi-year equity grants, the largest portion of which are in the form of performance-based restricted stock units that vest on the achievement of challenging TSR thresholds (“PSUs”).

We implemented a long-term equity incentive program for non-management employees. This broad-based program is intended to reward outstanding performance and encourage stock ownership. The program awards restricted stock units (“RSUs”), which generally vest after three years. The target amount of each grant is determined as a percentage of salary for each level of employee. Employees may receive between zero and 200% of the target amount based on individual performance as determined by their managers. As compared to previous equity programs, this is intended to clearly differentiate between top performers and others. Separately, the program allows employees to purchase shares of our common stock and we match a specified percentage of the shares purchased through the issuance of restricted shares, which vest over a specified period.

We also paid cash bonuses for 2009 performance. We made superior payouts for outstanding performers and significantly lower, or no, payout for poor performers. In 2009, we paid out the annual incentive cash bonus at 147% of the target level on a Company-wide basis, reflecting the overall success in achieving the 2009 financial and strategic initiatives.

In November 2009, we entered into an amendment (the “First Amendment”) to Mr. Pearson’s Employment Agreement, dated February 1, 2008 (the “2008 Agreement”). The purpose of the First Amendment was to accomplish several goals with respect to Mr. Pearson’s employment and compensation. Specifically, the First Amendment extended the term of his employment through February 2014, set his equity compensation through that date, addressed the disincentives associated with Mr. Pearson’s equity compensation being linked to our share price on one particular measurement date (February 1, 2011) and anything not vested on that measurement date being measured on a second measurement date (February 1, 2012), and to appropriately balance the incentives of building a standalone company compared to accepting a change in control. Mr. Pearson received an increase in his base salary and targeted bonus opportunity and was awarded an additional stock option, a long-term PSU grant and an additional matching RSU grant. Prior to February 1, 2011 (the expiration date of his initial employment contract), Mr. Pearson cannot vest in any of these new equity awards other than through a change in control or through extremely high share price performance. In addition, Mr. Pearson will not be able to sell any “net shares” he receives upon the vesting of PSUs or the exercise of vested options until February 1, 2014 (with respect to certain shares the date may be even later), unless earlier upon a change in control, a termination due to death or disability, or one year after a termination of employment without cause or for good reason.

Except with respect to the equity grants made in connection with amending Mr. Pearson’s employment agreement, we did not make any equity grants in 2009 to continuing management who received front-loaded equity for a period covering 2009 or beyond.

Peer Group and Benchmarking Competitive Pay

Peer Group

Our primary comparison group for assessing the competitiveness of the pay of our named executive officers is our Peer Group. Our Peer Group was based, in part, on recommendations made by Executive Compensation Advisors (now “ClearBridge Advisors”), a compensation consulting firm engaged by the Compensation Committee (the “Committee Consultant”), and consisted of companies which we believe to compete with us for talent and stockholder investment.

With its long lead time to market, complex regulatory framework and risk profile, the fundamental characteristics of the pharmaceutical industry are considered of utmost importance in determining appropriate companies to be included in the Peer Group. Among companies in the pharmaceutical industry, the Committee seeks to find companies with similar revenues and also considers the market capitalization and profitability of the companies in identifying peers. The Peer Group companies reported revenues for 2009 between $345 million and $2.8 billion.

We review our Peer Group every two to three years, or at such other times as appropriate, and it was last reviewed and updated by the Committee in the fall of 2009, upon the recommendation of the Committee Consultant. This most recent “Peer Group” used by the Committee as a comparison, comprised of: Amilyn Pharmaceuticals, Inc., Biovail Corporation; Cephalon, Inc.; Cubist Pharmaceuticals, Inc.; Elan Corp.; Endo Pharmaceutical Holdings, Inc., King Pharmaceuticals, Inc.; Martex Biosciences Corp.; Medicines Co.; Medicis Pharmaceutical Corporation; OSI Pharmaceuticals, Inc.; Par Pharmaceutical Cos. Inc.; Sepracor Inc.; Warner Chilcott Limited; and Watson Pharmaceuticals, Inc.

Benchmarking

In benchmarking our total compensation for our named executive officers, the Committee uses the assistance of the Committee Consultant. The Committee Consultant reviews compensation among our Peer Group for executives in similar roles (e.g., CEO, CFO, General Counsel) or of similar pay rank (e.g., second highest paid executive). Although each element of compensation is benchmarked against the Peer Group, the Committee bases its overall benchmark on total compensation, which is comprised of base salary, annual cash incentive bonus and the annualized value of long-term equity incentives (other than “sign-on” awards and our match of shares purchased by the executive). The total compensation paid to our named executive officers with respect to 2009 reflected the following guidance:

•	Base salaries and annual incentive cash target bonus incentive pay, both individually and on a combined basis, from below the 25th percentile to the 50th percentile for named executive officers other than Mr. Pearson, whose base salary was at the 65th percentile.

•	Total compensation reflected benchmarking along a spectrum to deliver superior compensation for superior performance and lower compensation for average to poor performance, as follows:

•	For less than a 15% annualized TSR, total compensation from below the 25th percentile to slightly above the 25th percentile;

•	At an annualized 15% TSR, total compensation from below the 25th percentile to the 60th percentile; and

•	At or above a 30% annualized TSR, total compensation from the 50th percentile to the 75th percentile.

It should be noted that Mr. Blott’s total compensation would be between the 25th percentile and the median of the Peer Group for full achievement of the performance objectives under his 2008 long-term incentive grant.

Because significant portions of our long-term equity incentives are dependent on TSR performance over a multi-year period, our executives may not actually realize the levels of “total compensation” set forth above if the TSR for the relevant performance period does not meet or exceed specified thresholds.

•	Broad-based retirement and welfare benefits were competitive, approximating the median with general industry companies of similar size. We did not attempt to mirror the pharmaceutical industry benefit programs where, historically, defined benefit retirement programs have been prevalent.

•	Executive benefits and perquisites were competitive, approximating the median with general industry companies of similar size. We did not provide supplemental executive retirement programs.

As these are only guidelines for our plans, variations occur as dictated by the experience level of the individual, geographical market factors, individual performance and prior commitments under negotiated contracts.

Determining Compensation

Our Chief Executive Officer prepares a recommendation to the Committee for base salary, annual incentive and equity grants as to each named executive officer, other than the Chief Executive Officer whose compensation is determined solely by the Committee and the Board. The Committee then makes recommendations to the Board with respect to total compensation for the named executive officers. In determining the compensation to be awarded to the Chief Executive Officer and in reviewing the recommendations as to other named executive officers, the Committee can consider, among other things:

•	comparative data provided by the Committee Consultant;

•	tally sheets showing compensation history of each executive officer, including salary, cash incentives and equity grants;

•	termination tally tables showing amounts to be paid in the event of terminations and/or changes in control; and

•	carried interest tables showing the value of vested and unvested long-term incentives under an array of stock price assumptions.

In considering the terms under the First Amendment, the Committee also considered the risk associated with having Mr. Pearson’s PSUs measured with respect to a particular date and our desire to have Mr. Pearson commit to hold a meaningful equity stake for a period beyond 2010. The Committee exercises its discretion in modifying or rejecting any recommended aspect of compensation payable to named executive officers. For all other employees, management makes aggregate recommendations to the Committee as to bonus and equity grants.

Total Compensation

In 2009, our TSR, as measured by the closing share price of our common stock from January 1 through December 31, 2009, was 39%, reflecting an increase in our share price from $22.90 to $31.79, and our total market capitalization increased from $1.87 billion to $2.46 billion. As measured from the compounded two-year period from January 1, 2008 through December 31, 2009, annualized TSR was 61%, reflecting an increase in our share price from $11.98 to $31.79, and our total market capitalization increased from $1.07 billion to $2.46 billion. Because Dr. Chaudhuri and Mr. De Silva were the only named executive officers to receive front-loaded long-term equity incentives in 2009, other than the equity incentives awarded to Mr. Pearson pursuant to the First Amendment, under the new compensation reporting rules, these officers’ compensation in 2009 was significantly more than the other named executive officers, each of whom received front-loaded long-term equity incentives in 2008. Because we achieved, and in certain cases far exceeded, our financial targets and strategic initiatives tied to the 2009 annual cash incentive bonus program, in 2009 these officers received superior total compensation.

The components of total compensation for named executive officers include: (i) base salary; (ii) incentive pay (including annual incentive cash bonus and long-term equity incentives); (iii) retirement and welfare benefits; and (iv) executive benefits and perquisites. A significant portion of total compensation is weighted toward long-term equity compensation tied to TSR.

For 2009, the aggregate base salaries for the named executive officers approximated 30% of the targeted total compensation package, excluding benefits and perquisites (includes salary plus annualized incentives and long-term equity incentives at the 15% TSR). Target annual cash bonus incentives approximated 20% of the aggregate target total compensation for such named executive officers. Annualized long-term equity incentives represented about 50% of the target annualized total compensation for such named executive officers as a group.

Base Salary

2009

Base salary addresses performance of core duties for each executive role, providing an amount of fixed compensation. Base salary for each named executive officer is determined based on:

•	his or her position and responsibilities;

•	comparison data;

•	review of the named executive officer’s compensation relative to other executive officers; and

•	individual performance of the named executive officer.

When hiring executives, we take into account the executive’s existing salary or salary history, expertise and experience in determining base salary. Salary levels are typically adjusted annually as part of our performance review process, as well as upon a promotion or other change in job responsibilities. The amount of any such adjustments reflects a review of competitive market data, particularly for the Peer Group, consideration of relative levels of pay internally, consideration of the individual performance of the executive and any other circumstances that the Committee determines are relevant. However, even though the Committee determined that the named executive officers performed at a superior level in 2008, none of the named executive officers or other members of senior management received an annual increase in base salary for 2009. The Committee believed that management’s contribution to TSR should reward management through the long-term equity incentives previously granted.

2010

Pursuant to the First Amendment, beginning in 2010, Mr. Pearson’s base salary was increased to $1.5 million per year. The Committee considered such an increase to be appropriate because, under the terms of the First Amendment, Mr. Pearson is required to hold significant portions of his equity for extended periods and is required to use cash to exercise options (other than with respect to tax withholding obligations). The other named executive officers are eligible to be considered for annual salary increases on April 1 of each year, but have received no increases in base salary for 2010.

Incentive Pay

Our incentive pay for named executive officers was comprised of two major components:

•	An annual incentive cash bonus that was determined by the named executive officers’ contribution toward achieving certain financial targets and strategic initiatives, and individual performance; and

•	Long-term equity incentives, the vesting of which is based on the achievement of certain TSR thresholds.

Both the annual cash bonus and the long-term equity incentives are paid pursuant to the 2006 Equity Incentive Plan, as amended (the “2006 Plan”). The 2006 Plan gives the Committee the flexibility to design our annual cash bonus incentive program and long-term equity incentive program to secure, retain and incentivize our executives and to provide a means by which our executives may share in our long-term growth and profitability.

A significant percentage of total compensation is allocated to these two incentives programs (about 20% for short-term incentives and 50% for long-term incentives for the named executive officers in 2009), although there is no pre-established policy or target for the allocation between the annual incentive cash bonus and long-term equity incentive programs. Rather, the Committee reviews information provided by the Committee Consultant to determine the appropriate level and mix of incentive compensation. Historically, the Committee granted a majority of total compensation to our executive officers under the long-term equity incentive program. In determining the mix of these compensation elements for executives, we also consider the tax efficiency of the compensation program and competitive data.

In 2008, the Committee believed that there should be a stronger emphasis on aligning compensation with the achievement of certain TSR thresholds and, beginning in 2008, provided executives with front-loaded long-term equity incentives. Despite the positive TSR results for 2008 and 2009, much of the front-loaded long-term equity incentives awarded in 2008 and 2009 and reported as part of total compensation for these years remains at risk and the future vesting of such awards will align with TSRs on the relevant measurement dates.

2009 Annual Incentive Cash Bonus Program

Our 2009 annual incentive cash bonus program (the “2009 AIP”) in effect for named executive officers was based on the achievement of performance-based goals. The Committee approved corporate financial goals and Company-wide strategic initiatives that applied to all named executive officers, and business unit financial goals that applied to Dr. Chaudhuri and Mr. De Silva. For 2009, the target bonus for the Chief Executive Officer was 100% of his base salary and the target bonus for all other named executive officers was 60% of their base salary. Under the 2009 AIP, a named executive officer could have earned between 0% and 200% of such officer’s target bonus.

The Committee determines whether the 2009 AIP performance goals have been achieved, but retains the discretion to reduce or eliminate 2009 AIP bonuses for individual officers. In exercising negative discretion, the Committee may consider the performance of the individual named executive officer or factors, such as level of performance, minimum financial goals or cost targets, applicable to the functional area for which the named executive officer is responsible, the division to which the named executive officer belongs, or the Company as a whole.

The 2009 Initiatives were:

Financial Goals	Accomplished

Revenue target	✓
EBIT target	✓
Cash EPS target	✓

Strategic Initiative	Accomplished

Maximize GSK alliance / file retigabine NDA	✓
Deliver on Coria, DermaTech and Dow acquisition financial models	✓
Augment/replace Diastat or Cesamet	✓
Show significant progress towards $500 million growth strategies for Latin America and Europe	✓
Partner, as appropriate, taribavirin, Dermatology pipeline	✓
Continue to strengthen our balance sheet	✓

For 2009, the Committee determined that each of the financial targets were achieved at a level significantly beyond the target level set for the relevant named executive officers and that each of the six strategic initiatives had been fully achieved. The completed initiatives exceeded expectations by being completed ahead of schedule and/or with superior results. Based on the achievement of the corporate financial goals and strategic initiatives, the Committee determined that Mr. Pearson would receive a bonus equal to 200% of his target bonus and each of the other named executive officers would receive a bonus between target and 200% of target.

2010 Annual Incentive Cash Bonus Program

Our 2010 annual incentive cash bonus program (the “2010 AIP”) as in effect for named executive officers is based on the achievement of performance-based goals. The Committee has approved corporate financial goals and Company-wide strategic initiatives that apply to all named executive officers, and business unit financial goals that apply to Dr. Chaudhuri and Mr. De Silva. For 2010, Mr. Pearson’s target bonus is 100% of his base salary and the bonus for the other named executive officers is 60% of base salary. Under the 2010 AIP, a named executive officer could earn between 0% and 200% of such officer’s target bonus. The Committee has allocated the components of the 2010 AIP bonus as follows:

	Corporate	Strategic	Business
Name	Goals	Initiatives	Unit Goals

J. Michael Pearson	70%	30%	n/a
Peter J. Blott	70%	30%	n/a
Bhaskar Chaudhuri	25%	15%	60%
Rajiv De Silva	25%	15%	60%
Steve T. Min	70%	30%	n/a

The Corporate Goal portion of the 2010 AIP is composed of three financial metrics for the Company for 2010, weighted 25% revenue, 50% cash earnings per share and 25% adjusted cash flow from operations. For each of these metrics, the executive can achieve between 100% for target goals and 200% for stretch goals.

The Strategic Initiatives portion of the 2010 AIP is composed of six goals for the Company for 2010: (i) significantly increase dermatology products business, (ii) make significant progress on retigabine MR formulation, (iii) execute strategic transactions in Canada and Brazil, (iv) significantly increase Latin American & European branded generic business, (v) increase cash flow from acquired businesses, and (vi) improve adjusted cash flow from operations. The executive can achieve between 0% and 200% of this portion of the 2010 AIP based on the number of Strategic Initiatives met by the Company.

The Business Unit Goal portion of the 2010 AIP for Dr. Chaudhuri is composed of three financial metrics for the Dow business for 2010, weighted 12.5% revenue, 25% business unit EBIT and 12.5% adjusted cash flow from operations; and three financial goals for the Branded Generic business for 2010, weighted 12.5% revenue, 25% business unit EBIT and 12.5% adjusted cash flow from operations. The Business Unit Goal portion of the 2010 AIP for Mr. De Silva is composed of three financial metrics for the Specialty Pharmaceutical business (excluding Dow) for 2010, weighted 25% revenue, 50% business unit EBIT and 25% adjusted cash flow from operations. For each of these Business Unit financial metrics, the executive can achieve between 100% for target goals and 200% for stretch goals.

The Committee determines whether the 2010 AIP performance goals have been achieved, but retains the discretion to reduce or eliminate 2010 AIP bonuses for individual officers, even if Corporate Goals, Strategic Initiatives or Business Unit Goals are met. In exercising negative discretion, the Committee may consider the performance of the individual named executive officer or factors, such as level of performance, minimum financial goals or cost targets, applicable to the functional area for which the named executive officer is responsible, the division to which the named executive officer belongs, or the Company as a whole.

2008-2009 Long-Term Equity Incentive Program

The long-term equity incentive program that applies to named executive officers has remained consistent throughout 2008 and 2009. The discussion below under the captioned “Long-Term Equity Incentive Program” is applicable to all named executive officers, except with respect to the new equity grants for Mr. Pearson under the First Amendment, which is discussed separately below under the section captioned “Pearson Employment Agreement Amendment.”

Long-Term Equity Incentive Program

With Mr. Pearson and the new members of the executive team, the Committee implemented new guidelines to ensure that a significant portion of their total compensation is directly related to the achievement of certain TSR thresholds through awards of long-term equity incentives. The current named executive officers, other than Mr. Blott, received their equity awards in connection with their commencement of employment in 2008 or 2009 and these grants were front-loaded to reflect grants covering a three-year period. Mr. Blott, along with other management who joined us prior to 2008, received a special grant in July 2008 to align his equity compensation with TSR and annual incentive program initiatives. This grant was front-loaded to reflect grants covering a two-year period.

Equity grant award levels are determined based on competitive market data. The 2006 Plan is flexible and permits a broad array of equity grants.

In 2008 and 2009, the equity-based awards intended to be used to further our objectives (excluding any sign-on awards and the value of the stock purchase match and the First Amendment to Mr. Pearson’s 2008 Agreement, which is discussed separately below) were:

•	50% stock options Black-Scholes value; and

•	50% PSUs based on fair market value of our shares of common stock at date of grant (based on the number of shares earned assuming achievement of 15% annualized TSR).

The long-term incentive equity awards granted to named executive officers in 2008 and 2009 largely reflects the incentives granted to Mr. Pearson and other members of the executive team that joined us in 2008 and 2009. These incentives were closely aligned with TSR and included:

•	Stock Options —

•	Time-vested options that vest 25% per year over the first four anniversaries of grant; and

•	Provide value only when stockholders realize an increase in the value of their holdings.

•	PSUs — PSUs that vest based on the three (or four) year compounded TSR thresholds as follows:

•	No vesting for TSR less than 15%;

•	100% of PSUs vest for 15% TSR;

•	200% of PSUs vest for 30% TSR; and

•	300% of PSUs vest for 45% TSR.

•	Mandatory Share Purchase and Matching RSUs — A mandatory purchase of our shares of common stock for new executive hires. The amount required to be purchased ranged from a minimum of 50% of annual salary for certain named executive officers to at least $3 million for Mr. Pearson. We match such purchases one-for-one with time-vested RSUs that vest 25% per year over the first four anniversary dates, provided that the executive is employed on the vesting date and continues to hold the corresponding purchased shares. Upon delivery of the shares underlying the matching RSUs, the executives are required to hold a certain amount of the matching shares, net of shares withheld for payment of related tax obligations.

A similar program was implemented in 2008 for Mr. Blott and other members of the management team that were hired prior to 2008 and had existing equity awards. This program also aligns the objectives for this group of executives with TSR. The components of this program are:

•	PSUs — PSUs that vest based on either:

•	the achievement of the following six initiatives:

•	Approval of retigabine NDA;

•	Partnering retigabine;

•	Sell part or all of Europe;

•	20% EBIT margin for 2 consecutive quarters, excluding royalties;

•	Mexico pro forma run rate of $140 million annual sales ($35 million per quarter) and 40% EBIT margin for 2 consecutive quarters; and

•	Retire senior debt, repurchase an additional $200 million of shares and draw down inventory to competitive levels;

or

•	the three (or four) year compounded TSR thresholds as follows:

•	No vesting for TSR less than 15%;

•	One-third of RSUs vest for 15% TSR;

•	Two-thirds of RSUs vest for 30% TSR; and

•	100% of RSUs vest for 45% TSR.

•	Optional Share Purchase and Matching RSUs. The option to purchase our shares of common stock, ranging from 50% to 100% of base salary, with such purchases matched one-for-one by us with time-vested RSUs that vest 25% per year over the first four anniversary dates, provided that the executive is employed on the vesting date and continues to hold the corresponding purchased shares. Upon delivery of the shares underlying the matching RSUs, the executives are required to hold a certain amount of the matching shares, net of shares sold for payment of related tax obligations.

In addition, Mr. De Silva received time-vested RSUs, which vest over a three-year period, when he joined the Company to compensate for loss of value when terminating his previous employment.

Newly hired or promoted executives receive their equity awards on the later of (a) their first day of employment or the effective date of their promotion or (b) the date of approval of the grant by the Committee. In July 2008, the Committee made a special grant to management of PSUs (other than Mr. Pearson, Ms. Karlson and Mr. Min, who received long-term equity incentives when joining us in 2008) to retain and incentivize them given the restructuring challenges facing us. Our annual grants for the majority of employees generally coincide with annual performance reviews that occur in the first quarter of each year.

Stock options granted by the Committee vest at a rate of 25% per year over the first four years of the ten-year option term. Vesting rights cease upon termination of employment (unless such termination is in connection with a change in control as described below). Under the 2006 Plan, there is a limited post-termination exercise period of three months, except in the case of death or disability where the post-termination exercise period is extended to 12 months. Prior to the exercise of an option, the holder has no rights as a stockholder with respect to the shares subject to such option, including voting rights and the right to receive dividends or dividend equivalents. The 2006

Plan and predecessor plans have varying standards for the application of change in control provisions, and prior to the 2006 Plan, options generally accelerated upon a change in control. The 2006 Plan contains a so-called “double trigger” provision which provides that options are accelerated upon a change in control only if the employment of the executive is involuntarily terminated without cause (or if the participant resigns with good reason), in either case in conjunction with the change in control. However, Mr. Blott’s severance agreement provides for the acceleration of the vesting of options and outstanding restricted share awards upon a change in control, irrespective of loss of employment. As reflected in the options awarded to Mr. Pearson and the other named executive officers who joined in 2008, the Committee no longer awards options that contain “single-trigger” change in control vesting provisions.

All awards of stock options under the 2006 Plan are made at or above the fair market value of our common stock on the date of grant.

Pearson Employment Agreement Amendment

On November 30, 2009, we entered into the First Amendment to Mr. Pearson’s 2008 Agreement. The First Amendment amended and extended Mr. Pearson’s 2008 Agreement, which was due to terminate on February 1, 2011. The First Amendment proactively locked in the terms of Mr. Pearson’s compensation for the period ending February 1, 2014. In March 2010, the 2008 Agreement was further amended to provide for certain changes to the First Amendment as described below.

Background

On February 1, 2008, our Board of Directors hired Mr. Pearson to lead us as our Chief Executive Officer, and he entered into the 2008 Agreement for a three-year term effective through February 1, 2011. The closing price of our stock was $12.19 per share on the day he joined us. The 2008 Agreement was designed to encourage Mr. Pearson to own a significant amount of our shares and to provide him with significant compensation if he could deliver extraordinary returns to our stockholders.

Under the 2008 Agreement, Mr. Pearson’ initial base salary was $1.0 million with a target bonus of 100% of base salary and a maximum bonus of 200% of base salary. Mr. Pearson was required to invest a significant amount of his own money in our stock in return for matching grants of RSUs on a one-for-one basis. He acquired $5.0 million of stock in the summer of 2008 that was matched with RSU grants. Mr. Pearson’s long-term equity incentive awards were front-loaded to February 1, 2008 and intended to cover the entire three year period through February 1, 2011. Specifically, Mr. Pearson received the following equity-based awards:

•	163,000 RSUs, determined based on the value equal to $2.0 million divided by our average stock price for the prior twenty trading days prior to February 1, 2008, which was $12.27. Such RSUs vested on the first anniversary of the date of grant (i.e. February 1, 2009) and will be paid as shares of our common stock on the fifth anniversary of the date of grant.

•	stock option to purchase 1,024,591 shares, with an exercise price of $12.19 per share, which vest in 25% increments on each of the first four anniversaries of the date of grant.

•	407,498 PSUs, determined based on $5.0 million divided by the average stock price for the prior twenty trading days prior to February 1, 2008, which was of $12.27. Such PSUs could become vested on February 1, 2011 if the average sales price of shares of our common stock for the twenty consecutive days ending on January 31, 2011 equals or exceeds a value which produces compounded TSR of 15%. If this value produces a compounded TSR of 30%, Mr. Pearson could become vested in two times the number of PSUs, and if the compounded TSR is 45%, Mr. Pearson could become vested in three times the number of PSUs. Any PSUs which do not become vested on February 1, 2011, could nonetheless become vested on February 1, 2012 based on the compounded TSR from February 1, 2008 through February 1, 2012, using the above thresholds. Any PSUs that do not become vested by February 1, 2012 will be forfeited. For compounded TSR of between 15% and 45%, he would receive an interpolation between 100% and 300% of the target number of PSUs. An earlier measurement date would occur if we experience a change in control or Mr. Pearson’s employment is terminated on account of his death, disability, he is terminated without cause or he resigns for good reason.

Between February 1, 2008 and November 30, 2009, our share price appreciated at a compounded annual TSR of 71%, or a total TSR of 168%. This compared to a compounded annual decline of 12% (total decline of 21%) for the S&P 500 Index, and a compounded annual decline of 8% (total decline of 11%) for our Peer Group, over the same period.

The Compensation Committee and the Board of Directors decided to proactively amend the 2008 Agreement to extend the term of the 2008 Agreement, as well as to make certain other changes to the 2008 Agreement relating to Mr. Pearson’s compensation. The goals of the First Amendment were as follows:

•	Retain Mr. Pearson beyond the term of his original contract to send a clear message internally to our management team and externally to patients, customers, partners and stockholders regarding continuity of leadership.

•	Preserve the structure and philosophy of the 2008 Agreement to encourage significant stock ownership and to tie most of his equity opportunity to challenging levels of TSR performance.

•	Definitively set Mr. Pearson’s equity compensation through February 1, 2014, to prospectively base both option exercise prices and the baseline for new TSR triggers at a premium to current market prices, and to reduce the importance of a particular date in the future, particularly the “measurement dates” of February 1, 2011 and February 1, 2012 in setting future compensation benchmarks.

•	Set proper incentives for continuously driving stockholder value.

•	Consider our five-year strategic plan as a guideline for setting the amounts awarded.

•	Commit Mr. Pearson to retain his equity awards and owned shares in us, and not sell any “net shares” (i.e., shares received net of shares surrendered for tax withholding) until 2014.

•	Set a balance of incentives between leading us as an independent company versus building us as a company well-positioned for acquisition.

First Amendment to the 2008 Agreement

The First Amendment amended the 2008 Agreement as follows:

Term

•	The contract termination date was extended from February 1, 2011 to February 1, 2014.

Restriction on selling

•	Mr. Pearson will not be able to sell any “net shares” he receives upon PSU vesting or the exercise of vested options awarded under the 2008 Agreement until February 1, 2014, unless earlier upon a change in control, a termination due to death or disability, or one year after a termination of employment without cause or for good reason.

Salary and bonus

•	Mr. Pearson’s base salary was increased from $1.0 million to $1.5 million, effective January 1, 2010. His cash incentive bonus opportunity remained at a target level of 100% of his base salary and a maximum of 200% of base salary.

•	Mr. Pearson received a $1 million cash bonus for agreeing to the First Amendment and the extension of the term of the 2008 Agreement.

New Equity Grants

•	As was the case with his 2008 equity awards, Mr. Pearson’s equity awards pursuant to the First Amendment were front loaded and intended to cover a three year period, from February 1, 2011 to February 1, 2014. The equity awards for this future period refer to a baseline share price of $37.41. This is the highest price hurdle under Mr. Pearson’s original agreement for earning PSUs, representing a three-year compounded TSR of 45% from the date of his hire on February 1, 2008 through February 1, 2011. This price represents a premium of 15% of our trailing 20-day average stock price and a premium of 26% to our trailing 60-day average stock price, as of November 30, 2009

•	Between the time of the First Amendment and February 1, 2011, Mr. Pearson cannot vest in any of these new equity awards, other than through a change in control or through extremely high share price performance (up more than 100% from levels at the time of the First Amendment) which would trigger early vesting of some of the PSUs.

Additional Matching RSUs

•	In connection with Mr. Pearson’s agreement not to sell net shares before February 1, 2014, Mr. Pearson received 200,581 time-vested RSUs (approximately $7.5 million divided by a share price of $37.41) that will vest 1/36th per month over the 36 months between February 1, 2011 and February 1, 2014. In a change in control, any of these RSUs that are unvested would be forfeited.

Stock options

•	Mr. Pearson received a stock option to purchase 500,000 shares of our common stock, with an exercise price of $37.41 per share and vesting over four years from February 1, 2012 to February 1, 2015. In a change in control, these options would vest in full. Because these options have an exercise price of $37.41, Mr. Pearson would receive economic value only if the change in control price is above $37.41, in which case Mr. Pearson would only receive the difference between $37.41 and the change in control price.

Long-Term PSUs

•	Mr. Pearson received 173,750 Long-Term PSUs, which vest based on TSR between a price of $37.41 starting on February 1, 2011 and the average stock price for the prior 20-trading days as of three measurement dates: 25% would vest on November 1, 2013, 50% on February 1, 2014 and 25% on May 1, 2014. These measurement dates were chosen to be the 6-year anniversary date of Mr. Pearson’s 2008 Agreement and the dates three months before and after that date. The target Long-Term PSU amount was based on $6.5 million divided by a share price of $37.41, or 173,750 PSUs. The Long-Term PSUs that do not become vested on November 1, 2013, February 1, 2014 or May 1, 2014 may become vested on November 1, 2014, February 1, 2015 or May 1, 2015, respectively, based on the adjusted share price on the applicable measurement date. If TSR is below 15%, Mr. Pearson would receive no Long-Term PSUs, other than in a change in control as described below. There is interpolation of the Long-term PSUs on the applicable measurement dates for TSR achievement between the relevant percentages. Mr. Pearson will not receive any vested Long-term PSUs until February 1, 2019, unless sooner upon a change in control or termination of employment. Mr. Pearson can earn between 100% and 300% of the target amount based on TSR performance between 15% and 45%, as set out in the table below.

•	There is an early performance trigger for each tranche of Long-Term PSUs if between December 1, 2009 and February 1, 2014, the average stock price for the prior 20 trading days as of such date is at or above the vesting triggers for the next tranche of Long-Term PSUs.

Long-Term PSU awards at measurement dates of November 1, 2013, February 1, 2014 and May 1, 2014

	Stock Price Hurdle at	Early Performance	Number of PSUs at
TSR	Measurement Dates	Vesting Trigger	Each Hurdle

< 15%	< $54.94		None
15%	$54.94, $56.90, $58.91	$82.19	173,750
30%	$76.97, $82.19, $87.76	$114.05	173,750
45%	$103.93, $114.05, $125.15	$153.23	173,750
		(60% compounded TSR over three years)

Note: maximum award is 521,250 PSUs

•	Upon a change in control, the performance measures applicable with respect to the Long-Term PSUs will be applied as though the end of the measurement period for the TSR thresholds was the later of February 1, 2012 and the change in control date. Mr. Pearson will only receive Long-Term PSUs if the change in control price is above $37.41. The amount of Long-Term PSUs will be calculated by first calculating the percentage gain from $37.41 to the change in control price and then comparing to the target TSR thresholds, as described below. The interpolation will range from 0% up to 45%.

PSUs in change in control on or prior to February 1, 2012

TSR	Change in Control Price	Cumulative Number of PSUs

0%	$37.41	0
15%	$43.02	173,750
30%	$48.63	347,500
45%	$54.24	521,250

Note:	Interpolates between 0 and 521,250 based on TSR between 0% and 45%; maximum award is 521,250 PSUs

•	Upon a change in control after February 1, 2012, the TSR calculation will be the TSR from February 1, 2011 (using a base stock price of $37.41) to the change in control date.

Long-Term PSUs in change in control after February 1, 2012

TSR		Change in Control Price	Cumulative Number of PSUs

0%		Calculated based on TSR from a	0
15	% 30%	base price of $37.41 on February 1, 2011	173,750 347,500
45%			521,250

Note:	Interpolates between 0 and 521,250 based on TSR between 0% and 45%; maximum award is 521,250 PSUs

PSUs Awarded under the 2008 Agreement

•	The PSUs awarded under the 2008 Agreement could become vested on the measurement dates of February 1, 2011 or February 1, 2012, with a separate earlier end measurement date if we experience a change in control or Mr. Pearson has a termination of employment on account of his death, disability, termination without cause or resignation for good reason. Because of the extraordinary TSR performance since February 1, 2008, the First Amendment provided for the early vesting of the first tranche of 407,498 PSUs if the average stock price for the prior 20 trading days as of a date is above the measurement date threshold of the next higher tranche. As a result of our share price exceeding the initial $26.96 threshold on December 1, 2009, Mr. Pearson became vested in the first tranche of 407,498 PSUs on such date, with an equivalent number of shares of our common stock delivered to Mr. Pearson on December 7, 2009.

•	Under a further amendment in March 2010, the 2008 Agreement was amended to provide for a performance goal that, if achieved, would accelerate vesting of the second tranche of 407,498 PSUs, conditioned on the receipt of a private letter ruling from the Internal Revenue Service that would permit such vesting upon the achievement of such performance goal.

Exercise and Hold Requirements

To align the interests of executives with the interests of the stockholders, we have instituted an “exercise and hold” rule for all equity grants made on or after October 31, 2006 to the Chief Executive Officer and those executive officers reporting directly to the Chief Executive Officer as of the date of the grant. Beginning with the annual grants issued on that date, a provision has been added to the standard equity award agreements applicable to such executives prohibiting the executive from selling, disposing of, transferring, or entering into any similar transaction with the same economic effect as a sale of fifty percent (50%) of the “net shares” of common stock purchased upon the exercise of the option (or vested, in the case of RSUs or performance vesting RSUs) until the earlier of (i) the executive’s death, (ii) the executive’s disability, (iii) the termination of the executive’s service, or (iv) the second anniversary of the date on which the executive purchased such shares. In order to enforce the foregoing, we may impose stop-transfer instructions with respect to such shares of common stock until the end of such period, or place legends on stock certificates issued pursuant to the 2006 Plan restricting the transfer of such shares until the end of such period. For purposes of this requirement, with respect to stock options the term “net shares” means the number of shares being exercised minus the minimum number of whole shares necessary to pay the purchase price of the option and pay for applicable withholding taxes.

In addition, all long-term equity incentives granted to the named executive officers also contained holding requirements. These requirements vary from requiring Mr. Pearson to potentially hold shares through 2021 to requiring that the other named executive officers purchase shares (as part of a minimum purchase requirement for our match) and hold at least 25% of such shares for approximately four years from their hire date.

2010 Long-Term Equity Incentive Program

Because each of our named executive officers received front-loaded long-term equity incentives in 2008 or 2009 in connection with their hiring, with the exception of Mr. Blott who was a continuing executive who received a front-loaded grant in 2008 and Mr. Pearson who was granted new equity in 2009 in connection with the First Amendment, we did not expect to grant the named executive officers any additional long-term equity incentives in 2009.

In March 2010, the Compensation Committee awarded each of the named executive officers, except Mr. Pearson, the following Long-Term PSUs and stock options:

Named Executive Officer	Number of Stock Options	Number of Long Term PSUs

Peter Blott	97,948	35,084
Bhaskar Chaudhuri	74,627	26,731
Rajiv De Silva	74,627	26,731
Steve Min	83,955	30,072

The exercise price of the stock options above is $38.47 and all other terms are consistent with stock options granted to Mr. Pearson pursuant to the First Amendment to the 2008 Agreement. The performance criteria and vesting terms of the Long-Term PSUs above are consistent with the Long-Term PSUs awarded to Mr. Pearson pursuant to the First Amendment to the 2008 Agreement.

Any long-term incentive grants for executive officers hired or appointed in 2010, or to current executives are expected to be consistent with our compensation philosophy of aligning total compensation with the achievement of certain TSR thresholds.

Retirement and Welfare Benefits

The retirement and welfare benefit programs are a necessary element of the total compensation package to ensure a competitive position in attracting and maintaining a committed workforce. Participation in these programs is not tied to performance.

Our specific contribution levels to these programs are evaluated annually to maintain a competitive position while considering costs.

•	Retirement Savings Plan — All employees in the United States were eligible to participate in the Retirement Savings Plan. The Retirement Savings Plan is a tax-qualified retirement savings plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”) pursuant to which all U.S. based employees, including the named executive officers, were able to contribute to the Retirement Savings Plan, on a before-tax basis, the lesser of (a) up to 50% of their annual salary or (b) the limit prescribed by the Internal Revenue Code. We matched 50% of the first 6% of pay that is contributed to the Retirement Savings Plan. All employee contributions to the Retirement Savings Plan are fully vested upon contribution; matching contributions vest at 20% per year of employment.

•	Welfare Plans — Our executives were also eligible to participate in our broad-based welfare benefits plans (including medical, dental, vision, life insurance and disability plans) upon the same terms and conditions as other U.S. based employees.

Executive Benefits and Perquisites

We provided named executive officers with perquisites and other personal benefits that we and the Committee believe are reasonable and consistent with our overall compensation program to better enable us to attract and retain superior employees for key positions. The Committee periodically reviews the levels of perquisites and other personal benefits provided to named executive officers. The Committee intends to maintain only those perquisites and other benefits that it determines to be necessary components of total compensation and that are not inconsistent with stockholder interests.

In addition to participation in the plans and programs described above, in 2009 the named executive officers were provided the following programs which were established in 2003:

•	An Executive Medical Reimbursement Program, which reimburses up to $10,000 per year of medical and dental costs which are not otherwise covered by insurance. This program was terminated beginning in 2010.

•	In March 2009, the Committee terminated the Executive Allowance for all US-based employees, other than the Chief Executive Officer and the Chief Financial Officer.

•	A Supplemental Life Insurance program with two elements. First, term life insurance coverage is increased from “one times salary” to “three times salary”, with a $1 million cap. Second, we purchase on behalf of the executives a universal whole life policy with a face value of $200,000.

•	An Executive Physical Program under which executives are offered a comprehensive annual physical at a local medical facility at no charge to the executive.

•	Pursuant to the First Amendment to Mr. Pearson’s 2008 Agreement, Mr. Pearson is entitled to reimbursement of expenses for spousal travel while his spouse accompanies him on business trips. This reimbursement is limited to one business trip per year.

Attributed costs of the personal benefits described above for the named executive officers for the fiscal year ended December 31, 2009, are included in the column entitled “All Other Compensation” of the Summary Compensation Table.

In March 2007, we entered into an executive severance agreement providing severance and change in control benefits for Mr. Blott. Mr. Blott’s severance agreement provides for a reduction in benefits paid should a severance payment become subject to Section 280G to the extent that the reduction in benefits yields a more favorable after tax result for him. The Committee does not intend to provide for “gross-up” of excise tax or other similar payments for future executives and none of the executives hired since 2008 were provided with such terms. Information regarding applicable payments under such agreements for the named executive officers is provided under the Executive Compensation and Related Matters sub-section, “Potential Payments Upon Termination or Change in Control.”

Tax and Accounting Implications

Deductibility of Executive Compensation

As part of its role, the Committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Code, which provides that we may not deduct compensation in excess of $1,000,000 that is paid to certain individuals unless that compensation is performance based and meets other requirements. We generally develop our compensation plans such that compensation paid under management incentive plans is fully deductible for federal income tax purposes. However, in certain situations, the Committee may approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for its executive officers. For fiscal 2009, it is expected that all compensation paid to named executive officers will be fully tax deductible, with the exception of a portion of Mr. Pearson’s and Dr. Chaudhuri’s compensation.

Accounting for Stock-Based Compensation

Beginning on January 1, 2006, we began accounting for stock-based payments including grants under the 2006 Plan, in accordance with the requirements of FASB ASC Topic 718 (formerly, FASB Statement 123(R)).

SUMMARY COMPENSATION TABLE

The following table sets forth the annual and long-term compensation awarded to or paid to the Named Executive Officers for services rendered to our Company in all capacities during the year ended December 31, 2009.

									Non-Equity
					Stock		Option		Incentive Plan	All Other
		Salary	Bonus		Awards		Awards		Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)		($)(1)		($)(2)		($)(3)	($)(4)		($)

J. Michael Pearson(5)	2009	1,000,000	1,000,000	(6)	14,868,689	(7)(8)	5,081,800		2,000,000	96,966	(9)	24,047,455
Chairman of the Board and	2008	916,667	—		11,647,510		4,980,025	(10)	1,000,000	138,465		18,682,667
Chief Executive Officer
Peter J. Blott	2009	400,000	—		79,468		—		400,000	57,714	(11)	937,182
Executive Vice President,	2008	390,000	—		449,689		—		250,000	55,488		1,145,177
Chief Financial Officer	2007	338,214	—		501,544		302,170		—	47,052		1,188,980
Bhaskar Chaudhuri(12)	2009	475,881	250,000	(13)	1,345,945	(8)	1,137,294		350,000	67,438	(14)	3,626,558
President
Rajiv De Silva(15)	2009	422,003	535,000	(16)	1,801,379	(8)	1,001,368		500,000	85,546	(17)	4,345,296
Chief Operating Officer,
Specialty Pharmaceuticals
Steve T. Min(18)	2009	340,000	—		—		—		360,000	24,891	(19)	724,891
Executive Vice President,	2008	171,308	250,000		1,071,938		699,998		205,000	25,327		2,423,571
General Counsel and Corporate Secretary

(1)	For 2009, this column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for all stock awards granted in 2009.

(2)	For 2009, this column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for all options awarded in 2009. Assumptions used in the calculation of these amounts are included in note 17 to our financial statements for the fiscal year ended December 31, 2009.

(3)	The amounts included in this column are for performance bonuses earned under the Annual Incentive Cash Bonus Program with respect to the applicable year, but paid in the following year.

(4)	These numbers include the cost to our Company of providing perquisites and other personal benefits.

(5)	Mr. Pearson also serves on our Board. Mr. Pearson did not receive compensation of any kind for his services as a Board member. Mr. Pearson joined the Company in February 2008.

(6)	Represents the bonus paid to Mr. Pearson upon execution of the First Amendment on November 30, 2009.

(7)	This amount also includes the incremental fair value of $2,428,688 associated with the accelerated vesting of the first tranche of 407,498 PSUs in 2009 under Mr. Pearson’s 2008 PSU grant, calculated in accordance with FASB ASC Topic 718, due to the addition of an early vesting provision to this award in accordance with the terms of the First Amendment dated November 30, 2009.

(8)	Included in the value of stock awards is the grant date fair value of PSU awards that are subject to certain performance conditions related to TSRs for Messrs. Pearson ($5,949,200), Chaudhuri ($830,542) and De Silva ($996,827) which were calculated based on the probable outcome of the performance conditions related to these awards in accordance with FASB ASC Topic 718. If the value of these grants would have been calculated assuming a conversion into the maximum number of shares of our common stock, the fair value of each award on the date of grant would have been $16,867,650, $3,883,388 and $3,409,961 for each of Mr. Pearson, Dr. Chaudhuri and Mr. De Silva, respectively.

(9)	Includes the following perquisites: executive allowance ($35,000); life insurance ($37,900); executive medical reimbursement allowance (up to $10,000); 401(k) match; group term life insurance; whole life insurance; and annual physical. The executive allowance (“executive allowance”) is intended to be used for automobile leases, financial planning, supplemental life insurance and/or health fitness memberships.

(10)	The grant date fair value of the option awards granted to Mr. Pearson in 2008 of $4,890,025 is a correction of the amount provided in the Grant of Plan Based Awards table included in last year’s proxy statement, which was incorrectly stated as $6,469,473 due to a clerical error.

(11)	Includes the following perquisites: executive allowance ($35,000); executive medical reimbursement allowance (up to $10,000); 401(k) match; group term life insurance; whole life insurance; and annual physical.

(12)	Dr. Chaudhuri joined the Company in January 2009.

(13)	This amount includes the $250,000 sign-on bonus that Dr. Chaudhuri received in connection with the execution of his employment agreement in March 2009. It does not include a $709,000 retention bonus paid in July 2009 from a retention fund established by the former stockholders of Dow in connection with his continued employment after Valeant’s acquisition of Dow.

(14)	Includes the following perquisites: executive allowance ($7,292); executive medical reimbursement allowance (up to $10,000); 401(k) match; group term life insurance; whole life insurance; annual physical; and company housing. In addition, this amount includes $39,968 received as a result of the payout of Dr. Chaudhuri’s remaining vacation balance accrued with Dow which was paid by the Company upon his joining Valeant after the completion of the Dow acquisition. It does not include $6,778,023 that Dr. Chaudhuri received from the Company in 2009 related to the buyout of future royalty payments that the Company owed to the former Dow stockholders in accordance with the Dow merger agreement.

(15)	Mr. De Silva joined the Company in January 2009.

(16)	This amount includes the $500,000 sign-on bonus that Mr. De Silva received in connection with the execution of his employment agreement in January 2009 and a $35,000 bonus for above and beyond performance related to the preparation of the launch of Acanya®.

(17)	Includes the following perquisites: relocation assistance ($64,559); executive allowance; executive medical reimbursement allowance (up to $10,000); group term life insurance; whole life insurance; and annual physical.

(18)	Mr. Min joined the Company in June 2008.

(19)	Includes the following perquisites: executive allowance ($5,208); executive medical reimbursement allowance (up to $10,000); 401(k) match ($4,250); group term life insurance; whole life insurance; and annual physical.

EQUITY GRANT INFORMATION

The following table sets forth information about non-equity awards, stock options and stock awards granted to the Named Executive Officers in 2009.

Grants of Plan-Based Awards

									All
									Other		All Other
									Stock		Option
									Awards:		Awards:
					Estimated Future				Number		Number		Exercise
		Estimated Future Payouts			Payouts Under				of		of		or Base
		Under Non-Equity Incentive			Equity Incentive				Shares of		Securities		Price of	Full Grant
		Plan Awards(1)			Plan Awards				Stock or		Underlying		Option	Date Fair
	Grant	Threshold	Target	Maximum	Target		Maximum		Units		Options		Awards(2)	Value(3)
Name	Date	($)	($)	($)	(#)		(#)		(#)		(#)		($/Sh)	($)

J. Michael Pearson	12/1/09								200,581	(4)				6,490,801
	12/1/09				173,750	(5)	521,250	(5)						5,949,200
	12/1/09										500,000	(6)	37.41	5,081,800
	11/30/09				407,498	(7)								2,428,688 (7)
	N/A	0	1,000,000	2,000,000
Peter J. Blott	3/16/09								4,750	(8)				79,468
	N/A	0	240,000	480,000
Bhaskar Chaudhuri	12/10/09								6,910	(8)				222,157
	9/10/09								3,373	(8)				90,498
	6/10/09								6,010	(8)				135,766
	5/11/09								3,435	(8)				66,982
	3/10/09				77,839	(9)	233,517	(9)						830,542
	3/10/09										184,968	(10)	16.63	1,137,294
	N/A	0	285,625	571,250
Rajiv De Silva	9/10/09								9,007	(8)				241,657
	3/10/09								11,595	(8)				192,825
	1/5/09								16,317	(11)				370,070
	1/5/09				50,117	(12)	150,351	(12)						996,827
	1/5/09										118,129	(10)	22.68	1,001,368
	N/A	0	255,000	510,000
Steve T. Min	N/A	0	204,000	408,000

(1)	These columns show the potential value of the payout for such Named Executive Officer under our 2009 Annual Incentive Cash Bonus Plan if the threshold, target or maximum goals are satisfied for meeting 2009 initiatives. The method for determining these payouts is described under “Compensation Discussion and Analysis” in “Executive Compensation and Related Matters.”

(2)	This column shows the exercise price for the stock options granted.

(3)	Unless provided otherwise, this column shows the grant date fair value of each equity award computed in accordance with FASB ASC Topic 718.

(4)	The restricted stock units vest monthly in thirty-six equal parts beginning March 1, 2011.

(5)	These amounts show the potential number of PSUs that may convert into shares of our common stock only if the TSR meets or exceeds certain thresholds on November 1, 2013, February 1, 2014 and May 1, 2014 or November 1, 2014, February 1, 2015 and May 1, 2015. See the description of the Pearson Employment Agreement Amendment in the Executive Compensation and Related Matters subsection “Compensation Discussion and Analysis” for further details on this award.

(6)	These stock options vest in four equal installments on February 1, 2012, 2013, 2014 and 2015.

(7)	On November 30, 2009, vesting of the first tranche of 407,498 PSUs of Mr. Pearson’s 2008 PSU grant was accelerated. The amount reported in the Full Grant Date Fair Value column represents the incremental fair value associated with early vesting of this tranche in 2009, calculated in accordance with FASB ASC Topic

718. See the description of the Pearson Employment Agreement Amendment in the Executive Compensation and Related Matters subsection “Compensation Discussion and Analysis” for further description of the acceleration of the 2008 PSU grant.

(8)	The restricted stock units vest equally in each of the four years following the date of grant.

(9)	These amounts show the potential number of PSUs that may convert into shares of our common stock only if the TSR meets or exceeds certain thresholds on the third and fourth anniversary of the date of grant.

(10)	These stock options vest in four equal parts beginning one year following the date of grant on each subsequent anniversary of the date of grant.

(11)	The restricted stock units consist of a new hire grant that vests equally over a three-year period starting on the one-year anniversary of the date of grant.

(12)	These amounts show the potential number of PSUs that may convert into shares of our common stock only if the TSR meets or exceeds certain thresholds on January 5, 2012 and January 5, 2013.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information on the holdings of stock options and stock awards by the Named Executive Officers as of December 31, 2009. This table includes unexercised and unvested option awards and unvested restricted stock units and performance share units. Each equity grant is shown separately for each Named Executive Officer. The market value of the stock awards is based on the closing market price of our Common Stock as of December 31, 2009, which was $31.79.

		Option Awards				Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market or
								Awards:	Payout
								Number	Value
								of	of
							Market	Unearned	Unearned
		Number	Number			Number	Value of	Shares,	Shares,
		of	of			of Shares	Shares or	Units or	Units or
		Securities	Securities			or Units	Units of	Other	Other
		Underlying	Underlying			of Stock	Stock	Rights	Rights
		Unexercised	Unexercised	Options		That Have	That Have	That Have	That Have
		Options	Options	Exercise	Option	Not	Not	Not	Not
	Date of	(#)	(#)	Price	Expiration	Vested	Vested	Vested	Vested
Name	Grant *	Exercisable	Unexercisable	($)	Date	(#)	($)	(#)	($)

J. Michael Pearson	12/1/09	—	500,000 (1)	37.41	2/1/2017
	12/1/09					200,581 (2)	6,376,470
	12/1/09							173,750 (3)	5,523,513
	8/11/08					38,580 (4)	1,226,458
	7/10/08					148,509 (4)	4,721,101
	6/10/08					38,179 (4)	1,213,710
	2/1/08	256,148	768,443 (5)	12.19	2/1/2018
	2/1/08							407,498 (6)	12,954,361
Peter J. Blott	3/16/09					4,750 (4)	151,003
	12/16/08					3,075 (4)	97,754
	7/28/08							47,600 (7)	1,513,204
	10/30/07	25,000	25,000 (5)	14.80	10/30/2017
	11/1/2005	34,000	—	17.72	11/1/2015
	10/30/07					25,000 (8)	794,750
	10/30/07							10,800 (9)	343,332
	10/31/06	33,750	11,250 (5)	18.68	10/31/2016
	12/31/07	20,000	—	23.92	11/26/2014
	12/31/07	13,500	—	18.55	11/4/2013
	6/30/03	50,000	—	16.76	6/30/2013

		Option Awards				Stock Awards
										Equity
										Incentive
									Equity	Plan
									Incentive	Awards:
									Plan	Market or
									Awards:	Payout
									Number	Value
									of	of
								Market	Unearned	Unearned
		Number	Number			Number		Value of	Shares,	Shares,
		of	of			of Shares		Shares or	Units or	Units or
		Securities	Securities			or Units		Units of	Other	Other
		Underlying	Underlying			of Stock		Stock	Rights	Rights
		Unexercised	Unexercised	Options		That Have		That Have	That Have	That Have
		Options	Options	Exercise	Option	Not		Not	Not	Not
	Date of	(#)	(#)	Price	Expiration	Vested		Vested	Vested	Vested
Name	Grant *	Exercisable	Unexercisable	($)	Date	(#)		($)	(#)	($)

Bhaskar Chaudhuri	12/10/09					6,910	(4)	219,669
	9/10/09					3,373	(4)	107,228
	6/10/09					6,010	(4)	191,058
	5/11/09					3,435	(4)	109,198
	3/10/09								77,839 (6)	2,474,502
	3/10/09	—	184,968 (5)	16.63	3/10/2019
Rajiv De Silva	9/10/09					9,007	(4)	286,332
	3/10/09					11,595	(4)	368,605
	1/5/09					16,317	(10)	518,717
	1/5/09								50,117 (6)	1,593,219
	1/5/09	—	118,129 (5)	22.68	1/5/2019
Steve T. Min	9/10/08					2,730	(4)	86,787
	8/11/08					5,875	(4)	186,766
	6/30/08								39,039 (6)	1,241,050
	6/30/08	24,825	74,474 (5)	17.11	6/30/2018

*	For a better understanding of this table, we have included an additional column showing the grant date of the stock options and stock awards.

(1)	These stock options vest in four equal installments on February 1, 2012, 2013, 2014 and 2015.

(2)	The restricted stock units vest monthly over a three-year period beginning on March 1, 2011.

(3)	These 173,750 PSUs could vest in up to 521,250 shares of common stock subject to specified performance criteria tied to TSR as measured on November 1, 2013, February 1, 2014 and May 1, 2014 (“the Initial Measurement Dates”) or November 1, 2014, February 1, 2015 and May 1, 2015 if not achieved at the Initial Measurement Dates.

(4)	The restricted stock units vest equally in each of the four years following the date of grant.

(5)	The stock options vest in four equal parts beginning one year following the date of grant and on each subsequent anniversary of the date of grant.

(6)	The following table shows the maximum number of shares of common stock that could be awarded under each of these PSUs, subject to specified performance criteria tied to TSR over a three year performance period, or four years if not achieved at the end of the three year performance period.

Named Executive Officer	Maximum Shares under PSUs

Pearson	814,996
Chaudhuri	233,517
De Silva	150,351
Min	117,117

(7)	These 47,600 PSUs will vest if the Company satisfies certain strategic initiatives or if the Company achieves specified performance criteria tied to TSR on either February 1, 2011 or February 1, 2012; provided that if

Mr. Blott is still employed by the Company on February 1, 2011, he will automatically vest in at least 50% of these PSUs.

(8)	These restricted stock units vest on October 30, 2010.

(9)	These PSUs could vest in up to 32,400 shares of common stock subject to specified performance criteria tied to TSR as of the third anniversary of the date of grant.

(10)	The restricted stock units consist of a new hire grant that vests equally in each of the three years following the date of grant.

The following table provides information regarding option exercises by the Named Executive Officers during 2009 and vesting of restricted stock units and performance share units held by the Named Executive Officers during 2009.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on Exercise	on Exercise	Acquired on Vesting	on Vesting
Name	(#)	($)	(#)	($)

J. Michael Pearson(1)	—	—	727,089	19,878,217
Peter J. Blott(2)	—	—	1,025	32,574
Bhaskar Chaudhuri	—	—	—	—
Rajiv De Silva	—	—	—	—
Steve T. Min(3)	—	—	2,870	76,428

(1)	Mr. Pearson acquired 482,589 shares upon the vesting of restricted stock units between July 23, 2009 and December 7, 2009. In addition, on February 1, 2009, 163,000 restricted stock units vested for which the underlying shares will not be delivered to Mr. Pearson until February 1, 2013 and on March 15, 2009, 81,500 restricted stock units vested for which the underlying shares will not be delivered to Mr. Pearson until February 1, 2013.

(2)	Mr. Blott acquired 1,025 shares upon the vesting of restricted stock units on December 16, 2009.

(3)	Mr. Min acquired 2,870 shares upon the vesting of restricted stock units on August 11, 2009.

Nonqualified Deferred Compensation

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions in	Contributions in	Earnings in Last	Withdrawals/	Balance at Last
	Last Fiscal Year	Last Fiscal Year	Fiscal Year	Distributions	Fiscal Year End
Name	($)	($)	($)	($)	($)

J. Michael Pearson(1)	—	5,009,805	—	—	5,009,805
Peter J. Blott	—	—	—	—	—
Bhaskar Chaudhuri	—	—	—	—	—
Rajiv De Silva	—	—	—	—	—
Steve T. Min	—	—	—	—	—

(1)	Mr. Pearson was awarded 163,000 restricted stock units and 81,500 restricted stock units on February 1, 2008. The 163,000 restricted stock units vested on February 1, 2009 and the 81,500 restricted stock units vested on March 15, 2009. For both of these awards the underlying shares will not be delivered to Mr. Pearson until February 1, 2013. The amount included in this table represents the value of these grants upon the date of vesting.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Chief Executive Officer Agreement

J. Michael Pearson entered into the 2008 Agreement as of February 1, 2008, which was amended by the First Amendment as of November 30, 2009 and further amended, as well as restated in March 2010 (as amended and restated, the “Employment Agreement”). The Employment Agreement provides for Mr. Pearson’s employment as Chairman and Chief Executive Officer, and has a term ending until February 1, 2014.

Upon termination by reason of death or disability, by us for cause, or by Mr. Pearson without good reason, Mr. Pearson receives all amounts earned or accrued through the termination date, as specified in the Employment Agreement. Upon termination by reason of death or disability, Mr. Pearson is entitled to immediate vesting of all outstanding options and restricted stock units (performance share units vest based on performance through the date of Mr. Pearson’s termination). Upon termination of Mr. Pearson’s employment by the Company without cause or by Mr. Pearson for good reason, other than during the 12 months following a change in control (as defined below), Mr. Pearson is entitled to a lump sum severance payment equal to the sum of (i) two times his base salary and (ii) $3.0 million. In addition, he is entitled to receive the pro-rata portion of his annual performance bonus for the year of his termination as actually achieved, capped at target level, paid by March 15th of the year following termination. Mr. Pearson is also entitled to continuation of employee welfare benefits for 24 months and any accrued and unpaid base salary, bonus, reimbursements, vacation pay and deferred compensation. In addition, the restricted stock units granted to Mr. Pearson, as well as those granted to him in connection with his purchase of Company common stock, will vest in full and a pro-rata portion of the performance restricted share units will vest based on actual performance through the date of termination. All other unvested equity awards will be forfeited. The accelerated vesting and the receipt of the payments described above are subject to Mr. Pearson executing a release of his claims against the Company upon his termination.

Upon a change in control, the performance share units vest based on performance through the date of the change in control and, to the extent not replaced with substitute awards of the acquiring company, all outstanding options and restricted stock units vest. Upon termination of Mr. Pearson’s employment by the Company without cause or by Mr. Pearson for good reason within 12 months following a change in control, Mr. Pearson is entitled to a severance payment equal to three times the sum of (i) his base salary and (ii) target bonus for the year of his termination. In addition, he is entitled to receive the pro rata portion of target bonus for the year of his termination. Mr. Pearson is also entitled to employee welfare benefits for 24 months and any accrued and unpaid base salary, bonus, reimbursements, vacation pay and deferred compensation. All outstanding equity awards, to the extent not vested on the change in control, will vest. The accelerated vesting and the receipt of the payments described above are subject to Mr. Pearson executing a release of his claims against the Company upon his termination.

Under the Employment Agreement, a “change in control” generally means the occurrence of any of the following events:

•	the acquisition by any person of beneficial ownership of 50% or more of the combined voting power of our outstanding voting securities during the 12-month period ending on the date of the most recent acquisition by such person(s), other than an acquisition (i) directly from us, (ii) by a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by us or any of our subsidiaries, or (iii) by any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of our Company in the same proportion as their ownership of stock in our Company immediately prior to such acquisition;

•	the replacement of the majority of the directors of the Board during any 12-month period by directors whose appointment or election is not endorsed by a majority of our Board before the date of the appointment or election;

•	the consummation of a merger or consolidation involving our Company if the stockholders immediately before the merger or consolidation do not, as a result of the merger or consolidation, own more than 50% of the combined voting power of the then outstanding voting securities of our Company resulting from the merger or consolidation; or

•	the consummation of the sale of all or substantially all of the assets of our Company.

Severance Agreement

We have entered into a severance agreement (the “Executive Severance Agreement”) with Mr. Blott as of March 21, 2007 that expires on December 31, 2010 unless sooner terminated following the first to occur of a change in control (as defined below) or the fulfillment by us of all of our obligations following a resignation or termination of Mr. Blott, and will automatically be extended for successive one-year periods unless no later than six months prior to a scheduled expiration date we notify Mr. Blott that the Executive Severance Agreement will not be extended. The purposes of the Executive Severance Agreement are to retain Mr. Blott as a key executive and provide a competitive level of severance benefits should Mr. Blott be involuntarily terminated under certain circumstances.

Under Mr. Blott’s Executive Severance Agreement, upon termination by reason of death or disability with or without a change in control (as defined below) having occurred, he will receive (a) any accrued and unpaid wages; (b) reimbursement for any and all monies advanced or expenses incurred for reasonable and necessary expenses by Mr. Blott for the period ending on the termination date; (c) any previous compensation deferred in accordance with the terms of applicable deferred compensation plans; and (d) any other amounts accrued and due to Mr. Blott under any benefit or equity plan or program. Furthermore, upon termination by reason of death or disability, he will be entitled to (a) an amount equal to the bonus or incentive award payable with respect to the fiscal year prior to the fiscal year in which the date of termination occurs, to the extent not already paid as of the date of termination and (b) a prorated portion of his annual bonus that would have otherwise been payable in the year of termination.

If Mr. Blott’s employment is terminated by us without cause, or by him with good reason, without change in control having occurred, and he agrees to not engage in certain activities that might compete with us for a period of one year after termination, he will be entitled to (a) any accrued and unpaid wages; (b) reimbursement for any and all monies advanced or expenses incurred for reasonable and necessary expenses by Mr. Blott for the period ending on the termination date; (c) any previous compensation deferred in accordance with the terms of applicable deferred compensation plans; (d) an amount equal to the bonus or incentive award payable with respect to the fiscal year prior to the fiscal year in which the date of termination occurs, to the extent not already paid as of the date of termination; (e) a prorated portion of his annual bonus that would have otherwise been payable in the year of termination, (f) an amount equal to the sum of (x) his annual base salary then in effect and (y) the lesser of the average of the annual incentive program bonuses paid to him for the five prior years (or such shorter period if he has not been eligible to participate in the annual incentive program) or his target bonus at such time; and (g) any other amounts accrued and due to Mr. Blott under any benefit or equity plan or program. If Mr. Blott is terminated by us, (other than for cause, disability or death), or by him for good reason, we will also pay up to an aggregate of $20,000 for outplacement services. The receipt of the payments described above is subject to Mr. Blott executing a release of his claims against the Company.

If in contemplation of or within twelve months after a change in control, Mr. Blott is terminated by us without cause, or he terminates his employment with good reason, and he agrees not to engage in prohibited activities for a period of one year following termination, he will be entitled to (a) any accrued and unpaid wages; (b) reimbursement for any and all monies advanced or expenses incurred for reasonable and necessary expenses by Mr. Blott for the period ending on the termination date; (c) any previous compensation deferred in accordance with the terms of applicable deferred compensation plans; (d) an amount equal to the bonus or incentive award payable with respect to the fiscal year prior to the fiscal year in which the date of termination occurs, to the extent not already paid as of the date of termination; (e) a prorated portion of his annual bonus that would have otherwise been payable in the year of termination; and (f) an amount equal to two times the sum of (x) his annual base salary plus (y) the higher of the average of the annual incentive program bonuses paid to him for the five prior years (or such shorter period if he has not been eligible to participate in the annual incentive program) or his target bonus at the time of the change in control. In addition, for one year after such termination following a change in control or such longer period as may be provided by the terms of the appropriate benefit plans, we shall provide Mr. Blott and his family with medical, dental and life insurance benefits at least equal to those which would have been provided had he not been terminated, in accordance with the applicable benefit plans in effect on the change in control measurement date or, if more favorable, in effect generally at any time after the change in control measurement date with respect to other peer executives of our Company and our affiliated companies. Except as otherwise described below, under the Executive Severance Agreement, all outstanding options to purchase shares of our common stock, each outstanding restricted stock award and any other unvested equity compensation right shall be fully vested or exercisable and each such share or equity interest shall no longer be subject to a right of repurchase by us. The accelerated vesting and the receipt of the payments described above are subject to Mr. Blott executing a release of his claims against the Company.

Under Mr. Blott’s Executive Severance Agreement, a “change in control” generally means the occurrence of any of the following events:

•	the acquisition by any person of beneficial ownership of more than 30% of the combined voting power of our outstanding voting securities, other than an acquisition (i) directly from us, (ii) by a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by us or any of our subsidiaries, or (iii) by any corporation which, immediately prior to such acquisition, is owned directly or indirectly by the stockholders of our Company in the same proportion as their ownership of our common stock immediately prior to such acquisition;

•	the individuals serving on our Board as of the date of the Executive Severance Agreement, and any new director whose election by the Board or nomination for election by our stockholders was approved by the affirmative vote of at least a majority of the directors then still in office who either were directors on the date of the Executive Severance Agreement or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

•	the closing of a merger or consolidation if the stockholders immediately before the merger or consolidation do not, as a result of the merger or consolidation, own more than 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from the merger our the voting securities outstanding immediately before the merger of consolidation; or

•	the closing of our complete liquidation or dissolution, or an agreement for the sale or other disposition of all or substantially all of our assets.

Mr. Blott’s Executive Severance Agreement provides that payments and benefits under the agreement and all other related arrangements will not exceed the maximum amount that may be paid to him without triggering “excess parachute payment” penalties under Section 280G of the Code, as amended, but only if this would increase the net amount he would realize after payment of income and excise taxes.

47,600 shares of PSUs (“2008 Award”) and matching restricted stock units granted to Mr. Blott pursuant to the Performance Restricted Stock Unit Award and Matching Restricted Stock Unit Award Grant Notice, dated July 28, 2008 (the “Grant Notice”), are treated differently upon a change in control than otherwise provided in the Executive Severance Agreement described above. Under the terms of the Grant Notice, if a change in control (as defined in the 2006 Plan) occurs on or after July 28, 2010 and on or after the second anniversary of an applicable purchase date for purposes of matching share units, the 2008 Award and the matching restricted stock units will vest in full. If a change in control occurs prior to July 28, 2010, (i) the 2008 Award will vest on a pro-rata basis, vesting one twenty-fourth for each month from the date of grant through the date of the change in control and any unvested portion of the 2008 Award will be forfeited and (ii) the number of matching restricted stock units that will vest will be equal to the product of (x) number of shares purchased by Mr. Blott prior to the change in control, multiplied by (y) a fraction, (A) the numerator of which is the number of months elapsed between the purchase date and the date of the change in control, and (B) the denominator of which is twenty four, and any unvested matching share units will be forfeited.

Employment Offer Letters

Pursuant to the employment offer letters for Dr. Chaudhuri and Messrs. De Silva and Min (each, an “Offer Letter”), upon termination by us without cause or by Dr. Chaudhuri or Messrs. De Silva or Min, respectively, for good reason, (as defined below), such officer will receive a payment equal to the sum of (a) any accrued and unpaid salary or vacation pay and any deferred compensation, (b) any earned but unpaid annual bonus payable for the most recently completed year, (c) in the case of Messrs. De Silva and Min, an amount equal to such officer’s annual base salary then in effect and annual target bonus for the year of termination, or in the case of Dr. Chaudhuri, 1.5 times the sum of Dr. Chaudhuri’s annual base salary then in effect and annual target bonus for the year of termination, and (d) up to an aggregate of $20,000 for outplacement services. In addition, each officer is entitled to receive the pro rata portion of such officer’s annual performance bonus for the year of his termination. In addition, for one year after such termination or such longer period as may be provided by the terms of the appropriate benefit plans, we shall provide such officer and the officer’s family with medical, dental and life insurance benefits at least equal to those which would have been provided had such officer not been terminated, in accordance with the applicable benefit plans in effect on the termination date. Additionally, upon termination by us without cause or by Dr. Chaudhuri or Messrs. De Silva or Min for good reason, other than in contemplation of or during the 12 months following a change in control, the performance measures applicable to performance restricted share units will be applied as though the termination date were the end of the measurement period. The receipt of the payments described above are subject to such officer executing a release of the officer’s claims against the Company.

If in contemplation of or within twelve months after a change in control, Dr. Chaudhuri or Messrs. De Silva or Min is terminated by us without cause, or by Dr. Chaudhuri or Messrs. De Silva or Min for good reason, such officer will be entitled to a payment equal to the sum of (a) any accrued and unpaid salary or vacation pay and any deferred compensation, (b) any earned but unpaid annual bonus payable for the most recently completed year, (c) any pro-rata bonus for the year of termination based on a target-level bonus, (d) two times the sum of (i) such officer’s annual base salary then in effect and (ii) such officer’s annual target bonus for the year of termination, and (e) up to an aggregate of $20,000 for outplacement services. In addition, for one year after such termination or such longer period as may be provided by the terms of the appropriate benefit plans, we shall provide such officer and the officer’s family with medical, dental and life insurance benefits at least equal to those which would have been provided had such officer not been terminated, in accordance with the applicable benefit plans in effect on the termination date. If Dr. Chaudhuri or Messrs. De Silva or Min is terminated by us without cause, or by Dr. Chaudhuri or Messrs. De Silva or Min for good reason in contemplation of or within twelve months after a change in control, then any option that is not cancelled in exchange for a cash payment in connection with the change in control will immediately vest on the date of termination and any matching share units will immediately vest and Mr. De Silva is entitled to immediate vesting of all outstanding time-based restricted stock units. The receipt of the payments described above are subject to such officer executing a release of the officer’s claims against the Company.

In the event of a change in control, the performance measures applicable to performance restricted share units will be applied as though the date of the change in control were the end of the measurement period. Additionally, under the Offer Letters, upon a change in control, at our election, either (i) the unvested options and any matching share units will vest and be cancelled in exchange for a cash payment calculated as specified in the Offer Letters, or (ii) all options and matching share units will be converted into options or units, as applicable, in respect to common stock of the acquiring entity, provided that the common stock of the acquiring entity is publicly traded on an established securities market on the effective date of the change in control.

Under each Offer Letter, a “change in control” generally means the occurrence of any of the following events:

•	the acquisition by any person of beneficial ownership of more than 30% of the combined voting power of our outstanding voting securities, other than an acquisition (i) directly from us, (ii) by a trustee or other fiduciary holding securities under one or more employee benefit plans maintained by us or any of our subsidiaries, or (iii) by any corporation which, immediately prior to such acquisition, is owned directly or indirectly by our stockholders in the same proportion as their ownership of our common stock immediately prior to such acquisition;

•	the individuals serving on our Board as of the date of each Offer Letter, and any new director whose election by the Board or nomination for election by our stockholders was approved by the affirmative vote of at least a majority of the directors then still in office who either were directors on the date of each Offer Letter or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board;

•	the closing of a merger or consolidation involving our Company if the stockholders immediately before the merger or consolidation do not, as a result of the merger or consolidation, own more than 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from the merger or consolidation in substantially the same proportion as their ownership of the combined voting power of our voting securities outstanding immediately before the merger of consolidation; or

•	the closing of a complete liquidation or dissolution of our Company, or an agreement for the sale or other disposition of all or substantially all of the assets of our Company.

Termination/Change in Control(1)

				Accelerated	Accelerated
	Cash		Benefits and	Option	RSU
	Severance		Perquisites	Vesting	Vesting
Name	($)		($)(2)	($)(3)	($)(4)

J. Michael Pearson	7,000,000	(5)	89,616	15,061,483	33,069,993 (6)
Peter J. Blott	1,432,017	(7)	77,264	572,237	2,949,417
Bhaskar Chaudhuri	1,900,000	(8)	43,694	2,804,115	8,050,659
Rajiv De Silva	1,615,000	(8)	37,485	1,076,155	5,953,313
Steve T. Min	1,292,000	(8)	35,432	1,093,278	3,996,702

(1)	This table includes estimated amounts payable assuming each Named Executive Officer’s employment were terminated on December 31, 2009 by us without cause or by the Named Executive Officer for good reason within twelve months following a change in control or, in the case of Dr. Chaudhuri and Messrs. Blott, De Silva and Min, in contemplation of a change in control. The 2006 Plan provides for a reduction in benefits paid as a result of a change in control if the acceleration of the vesting and exercisability of any stock awards, together with payments and other benefits of a participant in the 2006 Plan, become subject to Section 280G of the Code, to the extent that the reduction in benefits yields a more favorable after tax result for the participant.

(2)	The amounts shown in this column represent certain benefits and perquisites that the Named Executive Officers would receive, including medical insurance coverage, 401(k) matching contributions, life insurance coverage and outplacement services.

(3)	The amounts shown in this column represent the product of (x) the number of unvested shares underlying the stock options held by the Named Executive Officer at December 31, 2009 which would vest pursuant to the terms of the individual employment agreements, severance agreements or similar agreements, multiplied by (v) an amount equal to the share price on December 31, 2009, which was $31.79, less the option price.

(4)	The amounts shown in this column represent the product of (x) the number of unvested shares subject to performance restricted share units, matching restricted share units and restricted share units, held by the Named Executive Officer, as applicable, at December 31, 2009 which would be accelerated pursuant to the terms of the individual employment agreements, severance agreements or similar agreement, multiplied by (y) the share price on December 31, 2009, which was $31.79.

(5)	The amount shown is equal to (A) three times the sum of Mr. Pearson’s (x) base salary as of December 31, 2009, and (y) 2009 target bonus (100% of base salary), plus (B) the pro-rata amount of Mr. Pearson’s 2009 target bonus.

(6)	This amount does not include the value of restricted stock unit awards of 163,000 units and 81,500 units each of which vested in 2009 totaling $7,772,655 (based on the share price on December 31, 2009 of $31.79). The delivery of the shares underlying these two awards are not payable until February 1, 2013, but in the event that Mr. Pearson is terminated without cause in connection with a change in control, the shares will be delivered to Mr. Pearson six months and one day following the date of termination.

(7)	The amount shown is equal to (A) two times the sum of Mr. Blott’s (x) base salary as of December 31, 2009, and (y) the higher of (i) Mr. Blott’s individual average of bonuses for the five payouts prior to termination or, (ii) Mr. Blott’s 2009 bonus at the target level (60% of base salary), plus (B) the pro-rata amount of Mr. Blott’s 2009 target bonus.

(8)	The amount shown is equal to (A) two times the sum of the Named Executive Officer’s (x) base salary as of December 31, 2009, and (y) 2009 target bonus (60% of base salary), plus (B) the pro-rata amount of such Named Executive Officer’s 2009 target bonus.

Termination/No Change in Control(1)

			Benefits and	Accelerated	Accelerated RSU
	Cash Severance		Perquisites	Option	Vesting(3)
Name	($)		($)(2)	Vesting	($)

J. Michael Pearson	5,000,000	(4)	89,616	—	16,552,795 (5)
Peter J. Blott	704,034	(6)	77,264	—	—
Bhaskar Chaudhuri	1,500,000	(7)	43,697	—	1,958,981
Rajiv De Silva	935,000	(8)	37,485	—	1,593,219
Steve T. Min	748,000	(8)	35,432	—	1,344,471

(1)	This table includes estimated amounts payable assuming each Named Executive Officer’s employment were terminated on December 31, 2009 by us without cause or by Named Executive Officer for good reason.

(2)	The amounts shown in this column represent certain benefits and perquisites that the Named Executive Officers would receive, including medical insurance coverage, 401(k) matching contributions, life insurance coverage and outplacement services.

(3)	The amount shown represents the product of (x) the number of shares subject to restricted share units and performance restricted share units held by the Named Executive Officer, as applicable at December 31, 2009 and which would be accelerated pursuant to the terms of the individual employment agreements, severance agreements or similar agreement, multiplied by (y) the share price on December 31, 2009, which was $31.79.

(4)	The amount shown is equal to (A) two times the sum of Mr. Pearson’s (x) base salary as of December 31, 2009, and (y) 2009 target bonus (100% of base salary), plus (B) the pro-rata amount of Mr. Pearson’s 2009 target bonus.

(5)	This amount does not include the value of restricted stock unit awards of 163,000 units and 81,500 units each of which vested in 2009 totaling $7,772,655 (based on the share price on December 31, 2009 of $31.79). The delivery of the shares underlying these two awards are not payable until February 1, 2013, but in the event that Mr. Pearson is terminated without cause, the shares will be delivered to Mr. Pearson six months and one day following the date of termination.

(6)	The amount shown is equal to (A) the sum of Mr. Blott’s (x) base salary as of December 31, 2009 and (y) the lower of (i) his individual average of bonuses for the five payouts prior to termination or (ii) his 2009 target bonus (60% of base salary), plus (B) the pro-rata amount of Mr. Blott’s 2009 target bonus.

(7)	The amount shown is equal to one and one half times the sum of the Dr. Chaudhuri’s (x) base salary as of December 31, 2009, and (y) 2009 target bonus (60% of base salary), plus (B) the pro-rata amount of Dr. Chaudhuri’s 2009 target bonus.

(8)	The amount shown is equal to (A) the sum of the Named Executive Officer’s (x) base salary as of December 31, 2009, and (y) the Named Executive Officer’s 2009 target bonus (60% of base salary), plus (B) the pro-rata amount of the Named Executive Officer’s 2009 target bonus.

DIRECTOR COMPENSATION

						Change in
						Pension
						Value and
	Fees					Nonqualified
	Earned or				Non-Equity	Deferred
	Paid in	Stock		Option	Incentive Plan	Compensation	All Other
	Cash	Awards		Awards	Compensation	Earnings	Compensation		Total
Name	($)	($)(1)		($)(2)	($)	($)	($)		($)

Brandon B. Boze	—	—		—	—	—	—		—
Robert A. Ingram	—	228,028	(3)	—	—	—	333	(4)	228,361
Richard H. Koppes	32,519	158,762	(3)	—	—	—	333	(4)	191,614
Lawrence N. Kugelman	42,209	165,085	(3)	—	—	—	333	(4)	207,627
Anders Lönner	—	183,851	(3)	—	—	—	333	(4)	184,184
Theo Melas-Kyriazi	40,245	165,347	(3)	—	—	—	333	(4)	205,925
G. Mason Morfit	66,924	130,004		—	—	—	333	(4)	197,261
J. Michael Pearson	—	—		—	—	—	—		—
Norma A. Provencio	—	210,204	(3)	—	—	—	333	(4)	210,537
Stephen F. Stefano	25,203	155,186	(3)	—	—	—	333	(4)	180,722

(1)	This column represents the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for all restricted stock awards granted in 2009. Fair value is calculated using the closing price of our Common Stock on the date of grant. The following directors had outstanding restricted stock awards at 2009 fiscal year-end: Mr. Ingram (74,158); Mr. Koppes (51,266); Mr. Kugelman (51,565); Mr. Lönner (8,881); Mr. Melas-Kyriazi (56,556); Mr. Morfit (22,010); Ms. Provencio (35,365); and Mr. Stefano (7,613).

(2)	The following directors had outstanding stock options at 2009 fiscal year-end: Mr. Koppes (15,000) and Mr. Kugelman (10,000).

(3)	Includes restricted stock units granted in lieu of cash for Board fees and Board and Committee meeting fees pursuant to the election of Messrs. Ingram, Koppes, Kugelman, Lönner, Melas-Kyriazi and Stefano and Ms. Provencio.

(4)	Includes life insurance and accidental death and dismemberment premiums.

At the direction of the full Board, the Compensation Committee evaluates the competitiveness of non-employee directors’ compensation and makes recommendations to the full Board as appropriate. The Board can change the compensation of such directors at any time. In making its recommendations, the Compensation Committee considers both the high level of expertise and the time commitment that Board service requires. The Compensation Committee has sole authority to retain and/or terminate compensation consultants or compensation consulting firms as the Compensation Committee may deem appropriate in recommending non-employee director compensation. In 2009, the Compensation Committee used benchmarking data relating to non-employee director compensation compiled by the Committee Consultant for companies in our Peer Group.

Prior to May 12, 2009, non-employee members of the Board were paid an annual fee of $30,000 in 2009, payable in quarterly installments, plus fees of $1,500 for each day of attendance at an in-person Board meeting; $1,500 for each in-person committee meeting attended and $750 for each telephonic meeting attended, except our Finance and Audit Committee members, who were paid a fee of $1,750 for each in-person committee meeting attended and $875 for each telephonic meeting attended. Each committee chair received an additional annual fee of $7,500, payable in quarterly installments, except our Finance and Audit Committee Chair, who received an additional annual fee of $10,000, payable in quarterly installments. Directors are also reimbursed for their out-of-pocket expenses in attending in-person meetings and paid a $1,500 per diem ($750 for four hours or less) for services rendered to us in their capacity as directors apart from meetings. After reviewing the director compensation of our Peer Group in early 2009, the Board decided that director compensation would no longer be paid on a per meeting basis. As of May 12, 2009, non-employee members of the Board were paid an annual fee of $50,000, payable in quarterly installments. The committee chair of the Governance/Nominating Committee was paid an annual fee of $10,000, payable in quarterly installments, while the members of said committee received an annual fee of $5,000, payable in quarterly installments. The committee chair of the Compensation Committee was paid an annual fee of $15,000, payable in quarterly installments, while the members of said committee received an annual fee of $7,500, payable in quarterly installments. The committee chair of the Finance & Audit Committee was paid an annual fee of $25,000, payable in quarterly installments, while the members of said committee received an annual fee of $15,000, payable in quarterly installments. Directors are also reimbursed for their out-of-pocket expenses in attending in-person meetings. In addition, Compensation and Governance/Nominating Committee members are paid a $1,500 per diem ($750 for four hours or less) for services rendered to us in their capacity as members of said committees apart from meetings. Finance & Audit Committee members are paid a $1,750 per diem ($875 for four hours or less) for services rendered to us in their capacity as members of said committee apart from meetings.

An Ad Hoc Offering Committee of the Board was formed to act by majority vote on matters relating to the proposed high yield bond transaction and amended securities repurchase program. Messrs. Melas-Kyriazi, Morfit and Pearson and Ms. Provencio were the members of this committee, which met two times in 2009. Mr. Pearson was the Chairman of this committee.

On the date of each annual meeting (including the 2010 Annual Meeting), non-employee directors holding office as director after, and giving effect to, the election at the annual meeting, are granted a number of restricted stock units equal to the lesser of (a) $130,000 divided by the per share fair market value on the date of grant, or (b) the economic value of 25,000 options, assuming a strike price equal to the per share fair market value on the date of grant. The economic value of the 25,000 options is calculated using the Black-Scholes option pricing model.

The Compensation Committee recommended to the Board, which accepted the recommendation, that Mr. Ingram be granted $40,000 worth of restricted stock units, to reflect his service as Lead Director of the Board for 2009 and as determined by the per share fair market value of our common stock on the date of the 2010 Annual Meeting.

Mr. Pearson received compensation in 2009 only in his capacity as our Chief Executive Officer. See “Summary Compensation Table.”

COMMITTEE REPORTS

COMPENSATION COMMITTEE REPORT

The Report of the Compensation Committee of the Board of Directors shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Compensation Committee of our Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee
G. Mason Morfit, Chairman
Robert A. Ingram
Richard H. Koppes
Lawrence N. Kugelman
Anders Lönner
Norma A. Provencio

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is composed of Messrs. Morfit, Ingram, Koppes, Kugelman and Lönner and Ms. Provencio, each of whom is a non-employee director for purposes of Rule 16b-3 of the Exchange Act, as amended. None of these members is a current or former officer of our Company. There were no compensation committee interlocks with other companies in 2009 within the meaning of Item 407(e)(4)(iii) of Regulation S-K. See “Certain Transactions — Certain Related-Person Transactions” below for a description of related-person transactions involving Messrs. Ingram and Lönner.

FINANCE AND AUDIT COMMITTEE

The Report of the Finance and Audit Committee of the Board shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

All the members of the Finance and Audit Committee meet the independence requirements of the NYSE listing standards and the SEC regulations. The Board has also determined that Mr. Theo Melas-Kyriazi and Ms. Norma A. Provencio meet the requirements for being “audit committee financial experts,” as defined by regulations of the SEC.

Report of the Finance and Audit Committee

The Finance and Audit Committee, comprised of independent directors, is delegated by the Board to monitor the integrity of our financial statements, the independent registered public accounting firm’s qualifications and independence, the performance of the independent registered public accounting firm and our internal auditors, and our Company’s compliance with legal and regulatory requirements.

Management has primary responsibility for our financial statements and the overall reporting process as well as establishing and maintaining our internal controls. PricewaterhouseCoopers LLP, our independent registered public accounting firm (the “independent auditors”), has responsibility for expressing an opinion as to whether the audited financial statements have been prepared in accordance with generally accepted accounting principles in the United States in all material respects and on the effectiveness of our internal controls.

The Finance and Audit Committee met with management and the independent auditors to review and discuss the audited financial statements for the year ended December 31, 2009, as well as management’s assessment of the effectiveness of our internal controls over financial reporting and the independent auditor’s assessment of our internal controls over financial reporting. The independent auditors, as well as the internal auditors, had full access to the Finance and Audit Committee, including regular meetings without management present.

The Finance and Audit Committee received from and discussed with the independent auditors the written report and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent auditor’s communication with the Finance and Audit Committee concerning independence and has discussed with the independent auditor its independence. Additionally, the Committee discussed with the independent auditors the matters required by the Codification of Statements on Auditing Standards (SAS 61 and 90).

The Finance and Audit Committee acts only in an oversight capacity and must rely on the information provided to it and on the representations made by management and the independent auditors. Based on the aforementioned reviews and discussions, and the report of the independent auditors, the Committee recommended to the Board that the audited financial statements for the year ended December 31, 2009, be included in our Company’s Annual Report filed with the SEC.

Finance and Audit Committee
Norma A. Provencio, Chairperson
Lawrence N. Kugelman
Theo Melas-Kyriazi
Stephen F. Stefano

CERTAIN TRANSACTIONS

Policies and Procedures

While our Company has not adopted a formal policy for reviewing transactions the Company enters into with directors, executive officers, certain stockholders of the Company, or their affiliates, our Corporate Secretary oversees our Conflict of Interest Policy, which is part of our Code of Business Conduct and Ethics. Our Conflict of Interest Policy applies to directors, officers and employees and is intended to avoid situations in which any of those persons has a potential or actual conflict of interest with our Company. Under this policy, before engaging in any of the following activities, a director, officer or employee must make full written disclosure to, and receive prior written approval from the Finance and Audit Committee of our Board or the applicable senior supervisor, in the case of an employee:

•	Ownership by a director or employee or any member of the director’s or employee’s family of a substantial interest in any concern that does business with our Company, whether as a supplier, dealer or customer, or are a competitor (except in the case of a publicly owned corporation whose securities are traded on the open market).

•	Serving as a director, officer, employee, consultant, advisor, or in any other capacity for any business or other organization with which our Company currently (or potentially) has a business relationship or which is, or can expect to become, a competitor of our Company.

•	Engaging in an outside activity with an individual, business or organization which currently (or potentially) has a competitive or business relationship with our Company where such activity is likely to decrease the impartiality, judgment, effectiveness or productivity expected from an employee.

•	Performance by a director or employee or a member of the director’s or employee’s family of services for any outside concern or individual that does business with our Company.

•	Outside employment which conflicts or might be reasonably expected to conflict with the normal duties of the director or employee.

Any director, officer or employee involved in any of the types of relationships described in our Conflict of Interest Policy is required to immediately and fully disclose the relevant circumstances to the Finance and Audit Committee of our Board, in the case of a director or an officer, or the officer’s immediate supervisor, in the case of an employee, or the Corporate Secretary, for a determination as to whether a potential or actual conflict of interest exists. Where appropriate, the Corporate Secretary will bring the potential or actual conflict of interest to the Finance and Audit Committee for its review.

In addition, our executive officers, directors and director nominees complete annual questionnaires in which they are required to identify, to the best of their knowledge after reasonable inquiry, business and financial affiliations between themselves or their immediate family members and the Company. Transactions identified in the questionnaires as having potential conflict of interest with the Company are reviewed by the Finance and Audit Committee of our Board to determine whether it is advisable for our Company to amend or terminate the transaction. If a member of the Finance and Audit Committee of our Board is involved in the transaction, that director will be recused from all discussions and decisions about the transaction. Any such transaction must be approved in advance wherever practicable, and if not practicable, is subject to review as promptly as practicable.

Our Company is studying the advisability of implementing a written policy directed more specifically to related-party transactions.

Certain Related-Person Transactions

In September 2008 our wholly-owned Polish subsidiary ICN Polfa Rzeszow entered into a supply arrangement (the “Supply Arrangement”) with Meda AB (“Meda”) in connection with the sales of our business operations located in Western and Eastern Europe (except with respect to operations in Poland, Hungary, Slovakia and the Czech Republic), the Middle East and Africa. On December 23, 2008, our wholly-owned Canadian subsidiary Valeant Canada Limited entered into a joint venture arrangement with Meda with respect to the development and commercialization of certain compounds in Canada. In 2009, Valeant Pharmaceuticals Australasia Pty. Ltd. and Laboratorios Grossman, S.A., each a wholly owned subsidiary of the Company, entered into joint ventures with Meda in Australia and Mexico, respectively. In addition, we entered into three license agreements with Meda in 2009, granting rights to Meda to commercialize certain products in the U.S. or in certain countries in Europe. In connection with the transactions described above, total payments from us to Meda plus our share of investment in the joint ventures were $905,000 and total payments from Meda to us plus their share of investment in the joint ventures were $17.1 million in 2009. Mr. Lönner, a director of our Company, has been the Group President and Chief Executive Officer of Meda since 1999, and serves on Meda’s board of directors.

J. Michael Pearson’s brother-in-law, Robert Brabandt, has been employed by the Company as a Senior Manager, Facilities/Projects since September 2008. In 2009, Mr. Brabandt received $172,257 which included his salary, bonus, life insurance and the value of two equity awards.

In October 2008, the Company entered into an exclusive worldwide collaboration with Glaxo Group Limited, a wholly owned subsidiary of GlaxoSmithKline plc (“GSK”), for the investigational drugs retigabine and certain backup compounds. Pursuant to the arrangement, GSK paid the Company an upfront payment of $125 million in 2008, and GSK will pay the Company up to an additional $545 million upon the achievement of certain milestones with respect to retigabine and up to an additional $150 million upon the achievement of certain milestones with respect to the backup compounds. We will also share up to 50% of net profits within the United States, Australia, New Zealand, Canada and Puerto Rico, and will receive up to a 20% royalty on net sales of retigabine outside those regions. In addition, if backup compounds are developed and commercialized by GSK, GSK will pay us royalties of up to 20% of net sales of products based upon such backup compounds. No milestone or royalty payments were received from GSK in 2009. Mr. Ingram, our Lead Director, was the Vice Chairman Pharmaceuticals of GSK, and has held various roles with GSK and its predecessors since 1997. As of December 2009, Mr. Ingram no longer holds any position at GSK. Mr. Stefano, a director of our Company, was the Senior Vice President of Managed Markets and NeuroHealth Divisions of GSK since 2001 and held numerous other positions at GSK from 1980 to 2001. As of November 2009, Mr. Stefano no longer holds any position at GSK.

On December 17, 2009, the Company entered into a Standstill and Board Nomination Agreement with our major stockholders ValueAct Capital Master Fund, L.P., VA Partners I, LLC, ValueAct Capital Management, L.P.,

ValueAct Capital Management, LLC, ValueAct Holdings, L.P. and ValueAct Holdings GP, LLC (collectively, the “ValueAct Stockholders”). Pursuant to the terms of the Standstill and Board Nomination Agreement, the Company agreed to appoint Mr. Boze, a director of our Company, to the Board to serve until the 2010 Annual Meeting and to nominate Mr. Boze for election at the 2010 Annual Meeting. Mr. Boze also participates in meetings of our Finance and Audit Committee, as an observer with no voting rights, pursuant to the Standstill and Board Nomination Agreement. Since August 2005, Mr. Boze has held the position of Vice President at ValueAct Capital. In connection with the Standstill and Board Nomination Agreement, the ValueAct Stockholders have agreed not to acquire any additional ownership in the Company that would cause the ValueAct Stockholders to own 30% or more of the outstanding voting power of the Company.

PROPOSAL NO. 2

APPROVAL OF AN AMENDMENT TO THE COMPANY’S 2006
EQUITY INCENTIVE PLAN AND THE 2006 EQUITY INCENTIVE PLAN
AS AMENDED BY THE AMENDMENT

On March 2, 2010, our Compensation Committee approved and recommended that, subject to stockholder approval at the 2010 Annual Meeting, our Board of Directors approve an amendment to the 2006 Equity Incentive Plan (the “2006 Plan”) that would increase: (i) from 1,000,000 shares to 5,000,000 shares, the maximum number of shares that may be granted to any employee under the 2006 Plan in any calendar year as options and stock appreciation rights; (ii) from 1,000,000 shares to 5,000,000 shares, the maximum number of shares that may be issued to any participant under the 2006 Plan in a calendar year attributable to stock awards that are awarded as performance stock awards; and (iii) from $3 million to $10 million, the maximum value that may be granted to any participant under the 2006 Plan in a calendar year pursuant to performance cash awards (collectively, the “Amendment”). On March 3, 2010, our Board of Directors also approved the Amendment, conditioned on approval of the Amendment by our stockholders at the 2010 Annual Meeting, and directed that the Amendment to the 2006 Plan and the 2006 Plan, as so amended by the Amendment, be submitted to our stockholders for their approval at the 2010 Annual Meeting. Stockholder approval is being sought since Section 162(m) of the Code requires that the material terms of the performance goals under which compensation may be paid as performance-based compensation be disclosed to and approved by the stockholders of a publicly-held corporation so that such compensation would not be subject to the $1 million deduction limitation under Section 162(m) of the Code. As a result, since the Amendment would increase the individual calendar year maximum amounts under the 2006 Plan, this is a change in the material terms of the performance goals under which awards under the 2006 Plan that are intended to qualify as performance-based compensation under Section 162(m) of the Code may be granted. No changes were made to the other material terms of the performance goals under which awards under the 2006 Plan intended as performance-based compensation under Section 162(m) of the Code may be awarded. Approval of the Amendment and the 2006 Plan, as amended by the Amendment, will be approval of the material terms of the performance goals under which awards granted under the 2006 Plan that are intended as performance-based compensation for purposes of Section 162(m) of the Code may be issued. If approved by our stockholders, the Amendment will become effective as of the date of the 2010 Annual Meeting.

Our Compensation Committee and Board of Directors believe that the individual calendar year limits currently under the 2006 Plan for stock award and performance cash award grants that are intended to qualify as performance-based compensation under Section 162(m) of the Code are inadequate in light of our executive compensation philosophy for our named executive officers and limit our ability to grant awards under the 2006 Plan that would be deductible under Section 162(m) of the Code. As a result, our Compensation Committee and Board of Directors believe that the increased limits set forth in the Amendment will provide us with additional flexibility in structuring our executive compensation programs so that additional stock awards and cash awards under the 2006 Plan can qualify as performance-based compensation under Section 162(m) of the Code, and, therefore, not be subject to the $1 million deduction limitation under Section 162(m) of the Code. Further, since we rely significantly on stock awards and cash awards under the 2006 Plan to attract and retain key employees, our Compensation Committee and Board of Directors believe that the increased limits in the Amendment will provide us with additional flexibility to condition such equity and cash incentives on the satisfaction of performance-based conditions that are intended to satisfy the requirements of Section 162(m) of the Code, which will further advance our interests, as well as those of our stockholders. While the deductibility of compensation that is paid is taken into account, we have not adopted a policy that all compensation payable to our executive officers be deductible under Section 162(m) of the Code in order to preserve our flexibility to compensate our executive officers in a manner that is consistent with our executive compensation philosophy. As a result, our Compensation Committee may grant awards under the 2006 Plan that are not deductible under Section 162(m) of the Code. If the stockholders do not approve the Amendment and the 2006 Plan, as amended by the Amendment, at the 2010 Annual Meeting, the Amendment will not become effective and future stock awards and performance cash awards under the 2006 Plan may only be made in accordance with the terms of the 2006 Plan as in effect prior to the Amendment. No stock awards or performance cash awards have been granted that are conditioned on the approval of the Amendment by our stockholders at the 2010 Annual Meeting.

Stockholders are requested in this Proposal No. 2 to approve the Amendment and the 2006 Plan, as amended by the Amendment. The affirmative vote of the holders of a majority of the shares entitled to vote at the meeting, either in person or by proxy, will be required to approve the Amendment to the 2006 Plan and the 2006 Plan, as amended by the Amendment, as described in this Proposal No. 2. Abstentions will be counted toward the tabulation of votes cast on the proposal and will have the same effect as negative votes. Broker non-votes are counted toward a quorum, but are not counted for any purpose in determining whether this proposal has been approved.

The Board of Directors of the Company recommends that the Stockholders vote FOR Proposal No. 2.

Description of the 2006 Equity Incentive Plan

The material features of the 2006 Plan, as proposed to be amended by the Amendment, are outlined below. This summary is qualified in its entirety by reference to the complete text of the 2006 Plan, as amended by the Amendment. A copy of the proposed Amendment is attached as Exhibit A to this Proxy Statement. A copy of the 2006 Plan can be received by either writing to Valeant Investor Relations at Valeant Pharmaceuticals International, One Enterprise, Aliso Viejo, California 92656, or sending an email to Valeant Investor Relations at ir@valeant.com.

Background and Purpose

The terms of the 2006 Plan provide for the grant of stock awards, which are awards that provide the participant with the right to receive shares of our common stock. Stock awards may be granted under the 2006 Plan as stock options (incentive stock options or nonstatutory stock options), stock appreciation rights, restricted stock, restricted stock units, performance stock awards and other stock-related awards. The 2006 Plan also provides that performance cash awards, which are cash awards, may be granted.

The 2006 Plan was adopted to provide a means by which employees, directors, and consultants may be given an opportunity to purchase our common stock to assist us in retaining the services of such persons, to secure and retain the services of persons capable of filling such positions, and to provide incentives for such persons to exert maximum efforts for our success.

Shares Available for Awards

The total number of shares of our common stock reserved for issuance under the 2006 Plan consists of:

•	9,714,656 shares (such number consisting of (i) 674,656 unallocated shares remaining available for issuance under the ICN Pharmaceuticals, Inc. 2003 Equity Incentive Plan (the “2003 Plan”) as of May 23, 2006, (ii) an additional 4,200,000 shares approved by our stockholders at the 2006 Annual Meeting as part of the approval of the 2006 Plan, and (iii) an additional 4,840,000 shares approved by our stockholders at the 2008 Annual Meeting); plus

•	the number of shares issuable pursuant to options or stock awards outstanding under the 2003 Plan as of May 23, 2006 and, but for the termination of the 2003 Plan as of May 23, 2006, would otherwise have reverted to the share reserve under the 2003 Plan in accordance with its terms.

As of December 31, 2009, there were approximately 6,892,000 shares of common stock (plus any shares that might in the future be returned to the 2006 Plan as a result of the forfeiture of a stock award because of the failure to meet a contingency or condition required to vest such shares, as well as any shares that are reacquired because of withholding of shares to satisfy our tax withholding obligations or as consideration for the exercise of an option) available for future grant under the 2006 Plan. In addition, as of such date, options covering an aggregate of approximately 4,835,000 shares were outstanding under the 2006 Plan and awards other than options and stock appreciation rights covering an aggregate of 2,579,871 were outstanding. The weighted average exercise price of all options outstanding as of December 31, 2009 was approximately $20.20 and the weighted average remaining term of such options was 3.9 years.

Eligibility

The persons eligible to receive awards under the 2006 Plan consist of our employees and consultants, as well as those of our affiliates. Members of our Board of Directors are also eligible to receive awards under the 2006 Plan. However, incentive stock options, or ISOs, may be granted under the 2006 Plan only to our employees, including our officers who are employees, and employees of our subsidiaries. As of March 18, 2010, approximately 258 employees, nine non-employee directors, and one consultant were eligible to receive grants under the 2006 Plan.

Administration

The 2006 Plan is administered by the Board, which may in turn delegate authority to administer the plan to a committee. The Board of Directors has delegated administration of the 2006 Plan to the Compensation Committee. Subject to the terms of the 2006 Plan, the Compensation Committee determines recipients, the numbers and types of stock awards and performance cash awards to be granted and the terms and conditions of such awards, including the period of their exercisability and vesting. Subject to the limitations set forth below, the Compensation Committee also determines the exercise price of options granted under the 2006 Plan. Subject to the terms of the 2006 Plan, the Compensation Committee may delegate to one or more of our officers the authority to grant stock awards to our other officers and employees. Such officer would be able to designate employees, who are not officers, to be recipients of options and other stock awards, as permitted by applicable law and the terms thereof and to determine the number of shares of common stock to be subject to such stock awards; provided that the Compensation Committee resolutions regarding such delegation specify the total number of shares of common stock that may be subject to such stock awards and such officer would not be allowed to grant a stock award to himself or herself.

The Board of Directors does not have the authority to (i) reprice any stock awards under the 2006 Plan, or (ii) cancel and re-grant any outstanding stock awards under the 2006 Plan, unless the stockholders have approved such an action within a 12-month period preceding such an event. Except in connection with certain corporate transactions, the terms of outstanding options or stock appreciation rights may not be amended to reduce the exercise price of such option or stock appreciation right and neither the Board nor the Compensation Committee may cancel outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price that is less than the exercise price of the original options or stock appreciation rights without stockholder approval.

Stock Options

Stock options are granted pursuant to stock option agreements. Generally, the exercise price for an option cannot be less than 100% of the fair market value of the common stock subject to the option on the date of grant. On March 18, 2010, the closing price of our common stock as reported on the New York Stock Exchange was $40.61 per share. Options granted under the 2006 Plan vest at the rate specified in the option agreement.

In general, the term of stock options granted under the 2006 Plan may not exceed ten years. Unless the terms of an optionholder’s stock option agreement provide for earlier or later termination, if an optionholder’s service relationship with us, or any affiliate of ours, ceases due to disability or death, the optionholder, or his or her beneficiary, may exercise any vested options for up to 12 months, after the date the service relationship ends. If an optionholder’s service relationship with us, or any affiliate of ours, ceases for any reason other than disability, death or cause, the optionholder may exercise any vested options for up to three months after the date the service relationship ends, unless the terms of the stock option agreement provide for a longer or shorter period to exercise the option. In no event may an option be exercised after its expiration date.

Acceptable forms of consideration for the purchase of our common stock issued under the 2006 Plan are determined by the Compensation Committee and may include cash, common stock previously owned by the optionholder, payment through a broker assisted exercise or a net exercise feature, or other legal consideration approved by the Compensation Committee.

Generally, an optionholder may not transfer a stock option other than by will or the laws of descent and distribution or a domestic relations order. However, an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Limitations on ISOs and NSOs

The aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by an optionholder during any calendar year under all of our stock plans may not exceed $100,000. The options or portions of options that exceed this limit are treated as nonqualified stock options, or NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the option exercise price must be at least 110% of the fair market value of the stock subject to the option on the date of grant; and

•	the term of any ISO award must not exceed five years from the date of grant.

Currently, under the 2006 Plan, no employee may be granted in any calendar year options or stock appreciation rights covering more than 1,000,000 shares of our common stock. Pursuant to this Proposal No. 2, our stockholders are being asked to consider and approve the Amendment, which would, effective as of the date of the 2010 Annual Meeting, increase this maximum limit on the number of shares that may be granted as options or stock appreciation rights to any employee during any calendar year from 1,000,000 shares to 5,000,000 shares. If our stockholders do not approve this increase in the annual individual limit on the number of shares attributable to options and stock appreciation rights to 5,000,000 shares, the limit on the number of shares issued under the 2006 Plan to any individual in a calendar year as options or stock appreciation rights will remain at 1,000,000 shares.

Restricted Stock Awards

Restricted stock awards are granted pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for the recipient’s past or future services performed for us or an affiliate of ours. Shares of our common stock acquired under a restricted stock award may be subject to forfeiture to us in accordance with a vesting schedule to be determined by the Compensation Committee. Rights to acquire shares of our common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement.

Restricted Stock Unit Awards

Restricted stock unit awards are granted pursuant to restricted stock unit award agreements. Payment, if any, of any purchase price may be made in any form permitted under applicable law; however, we settle payments due to a recipient of a restricted stock unit award by delivery of shares of our common stock, by cash, by a combination of cash and stock as deemed appropriate by the Compensation Committee, or in any other form of consideration determined by the Compensation Committee and set forth in the restricted stock unit award agreement. Dividend equivalents may be credited in respect of shares of our common stock covered by a restricted stock unit award. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Compensation Committee. Except as otherwise provided in the applicable restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Stock Appreciation Rights

Stock appreciation rights are granted through a stock appreciation rights agreement. Each stock appreciation right is denominated in common stock share equivalents. The strike price of each stock appreciation right is determined by the Compensation Committee or its authorized committee, but shall in no event be less than 100% of the fair market value of the stock subject to the stock appreciation right at the time of grant. The Compensation Committee may also impose any restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. Stock appreciation rights may be paid in our common stock or in cash or any combination of the two, or any other form of legal consideration approved by the Compensation Committee. In general, the term of stock appreciation rights granted under the 2006 Plan may not exceed ten years. Unless the terms of a recipient’s stock appreciation right agreement provide for earlier or later termination, if a stock appreciation right recipient’s relationship with us, or any affiliate of ours, ceases for any reason (other than for cause), the recipient may exercise any vested stock appreciation right up to three months from cessation of service.

Performance Awards

The 2006 Plan provides for the grant of two types of performance awards: performance stock awards, including performance-based restricted stock and restricted stock units, and performance cash awards. Performance awards may be granted, vest or be exercised based upon the attainment during a certain period of time of certain performance goals. All of our employees, directors and consultants are eligible to receive performance awards under the 2006 Plan. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained shall be determined by the Compensation Committee.

Currently, under the 2006 Plan, the maximum number of shares of our common stock that may be issued to any participant in a calendar year attributable to stock awards granted as performance stock awards may not exceed 1,000,000 shares of our common stock, and the maximum value that may be granted to any participant in a calendar year attributable to performance cash awards is $3 million. Pursuant to this Proposal No. 2, our stockholders are being asked to consider and approve the Amendment, which would, effective as of the date of the 2010 Annual Meeting, increase the (i) maximum number of shares of our common stock that may be issued to any participant in a calendar year attributable to stock awards granted as performance stock awards from 1,000,000 shares to 5,000,000 shares and (ii) maximum value that may be granted to any individual in any calendar year pursuant to performance cash awards from $3 million to $10 million. If our stockholders do not approve the increase in the annual individual limit on the number of shares that may be issued to any participant in a calendar year attributable to stock awards granted as performance stock awards to 5,000,000 shares, the limit on the number of shares of our common stock that may be issued to any participant in a calendar year attributable to stock awards granted as performance stock awards will remain at 1,000,000 shares. Further, if our stockholders do not approve the increase in the maximum value that may be granted to any participant in a calendar year attributable to performance cash awards to $10 million, the annual individual limit on performance cash awards will remain at $3 million.

In granting a performance award, the Compensation Committee sets a period of time, or a performance period, over which the attainment of one or more performance goals is measured for the purpose of determining whether the award recipient has a vested right in or to such performance award. Performance periods may be of varying and overlapping duration, at the sole discretion of the Compensation Committee. Within the time period prescribed by Section 162(m) of the Code (typically before the 90th day of a performance period), the Compensation Committee establishes the performance goals, based upon one or more pre-established performance criteria enumerated in the 2006 Plan and described below. As soon as administratively practicable following the end of the performance period, the Compensation Committee certifies (in writing) whether the performance goals have been satisfied.

Performance goals under the 2006 Plan are determined by the Compensation Committee, based on one or more of the following performance criteria: (i) earnings per share; (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) TSR; (v) return on equity; (vi) return on assets, investment, or capital employed; (vii) operating margin; (viii) gross margin; (ix) operating income; (x) net income (before or after taxes); (xi) net operating income; (xii) net operating income after tax; (xiii) pre-tax profit; (xiv) operating cash flow; (xv) sales or revenue targets; (xvi) increases in revenue or product revenue; (xvii) expenses and cost reduction goals; (xviii) improvement in or attainment of working capital levels; (xix) economic value added (or an equivalent metric); (xx) market share; (xxi) cash flow; (xxii) cash flow per share; (xxiii) share price performance; (xxiv) debt reduction; (xxv) implementation or completion of projects or processes; (xxvi) customer satisfaction; (xxvii); stockholders’ equity; and (xxviii) to the extent that an award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Compensation Committee.

The Compensation Committee is authorized to determine at the time of grant whether, when calculating the attainment of performance goals for a performance period: (i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects, as applicable, for non-U.S. dollar denominated net sales and operating earnings; (iii) to exclude the effects of changes to generally accepted accounting standards required by the Financial Accounting Standards Board; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; and (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles. In addition, the Compensation Committee retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of performance goals.

Other Stock Awards

Other forms of stock awards valued, in whole or in part, with reference to our common stock may be granted either alone or in addition to other stock awards under the 2006 Plan. The Compensation Committee has sole and complete authority to determine the persons to whom and the time or times at which such other stock awards are granted, the number of shares of our common stock to be granted and all other conditions of such other stock awards. Other forms of stock awards may be subject to vesting in accordance with a vesting schedule to be determined by the Compensation Committee.

Changes to Capital Structure

In the event that there is a specified type of change in our capital structure not involving the receipt of consideration by us, such as a stock split or stock dividend, the number of shares reserved under the 2006 Plan and the number of shares and exercise price or strike price, if applicable, of all outstanding stock awards will be appropriately adjusted.

Corporate Transactions; Changes in Control

In the event of certain corporate transactions, unless otherwise provided in the award agreement, all outstanding stock awards under the 2006 Plan may be assumed, continued or substituted for by any surviving entity. If the surviving entity elects not to assume, continue or substitute for such awards, the vesting of such stock awards held by persons whose service with us has not terminated generally will be accelerated in full and such stock awards will terminate if and to the extent not exercised at or prior to the effective time of the corporate transaction and our repurchase rights will generally lapse.

Except as provided otherwise in a written agreement between us or any affiliate and the holder of the stock award, each stock award granted under the 2006 Plan will immediately vest and become exercisable in the event the participant’s service with us or an affiliate or a successor entity is terminated without cause (not including death or disability) or the participant terminates for good reason (as defined in the 2006 Plan) within six months before or 12 months after a change in control (as defined in the 2006 Plan). Upon such termination of a participant’s service, the participant may exercise his or her stock award until the earlier of one year following termination or the expiration of the term of the stock award.

For purposes of this section, under the 2006 Plan, a corporate transaction means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events: (i) sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of our consolidated assets of or those of our subsidiaries; (ii) a sale or other disposition of at least 90% of our outstanding securities; (iii) the consummation of a merger, consolidation or similar transaction following which we are not the surviving corporation; or (iv) the consummation of a merger, consolidation or similar transaction following which we are the surviving corporation but our shares of common stock outstanding immediately preceding such event are converted or exchanged, whether in the form of securities, cash or otherwise.

For purposes of the 2006 Plan, a change in control will be deemed to occur in the event of (i) the acquisition of beneficial ownership by any person, entity or group of our securities representing at least 30% of the combined voting power of our then outstanding securities; provided that a change in control will not be deemed to occur solely because 30% or more of the combined voting power of our then outstanding securities is acquired by (x) a trustee or other fiduciary holding securities under employee benefit plans maintained by us or our subsidiaries or (y) any corporation, which immediately prior to such acquisition, is owned directly or indirectly, by our stockholders in the same proportion as their ownership of our stock immediately prior to the acquisition; (ii) the individuals who were members of the Board as of the date the 2006 Plan is approved by our stockholders cease for any reason to constitute at least a majority of the Board unless the election, or nomination for election by our stockholders, of any new director was approved by a vote of at least a majority of the directors who were directors when the 2006 Plan was approved by our stockholders; (iii) a merger or consolidation in which our stockholders, immediately before such merger or consolidation, do not, as a result of such merger or consolidation, own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the corporation resulting from such merger or consolidation in substantially the same proportion as their ownership of the combined voting power of our voting securities outstanding immediately before such merger or consolidation; or (iv) a liquidation, dissolution or sale of substantially all of our assets. In the event that a change in control affects any award that is deferred on or after January 1, 2005, then to the extent necessary to avoid the adverse tax consequences contained in Section 409A(a)(1) of the Code, the term “change in control” shall conform to the definition of change in control under Section 409A of the Code.

The 2006 Plan provides for a reduction in benefits paid should acceleration of the vesting and exercisability of any stock awards, together with payments and other benefits of a participant in the 2006 Plan, become subject to Section 280G of the Code, to the extent that the reduction in benefits yields a more favorable after tax result for the participant.

Plan Amendments

The Compensation Committee has the authority to amend or terminate the 2006 Plan. However, no amendment or termination of the 2006 Plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant in writing. We will obtain stockholder approval of any amendment to the 2006 Plan as required by applicable law. Unless terminated earlier or extended, the 2006 Plan will terminate on April 13, 2016.

U.S. Federal Income Tax Consequences

The information set forth below is a summary only and does not purport to be complete. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any recipient may depend on his or her particular situation, each recipient should consult the recipient’s tax adviser regarding the federal, state, local, and other tax consequences of the grant or exercise of an award or the disposition of stock acquired as a result of an award. The 2006 Plan is not qualified under the provisions of Section 401(a) of the Code, and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of a nonstatutory stock option where the option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. On exercise, an optionee will recognize ordinary income equal to the excess, if any, of the fair market value on the date of exercise of the stock over the exercise price. If the optionee is employed by us or one of our affiliates, that income will be subject to withholding tax. The optionee’s tax basis in those shares will be equal to their fair market value on the date of exercise of the option, and the optionee’s capital gain holding period for those shares will begin on that date.

Subject to the provisions of Section 162(m) of the Code, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the optionee.

Incentive Stock Options

The 2006 Plan provides for the grant of stock options that qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, an optionee generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the optionee holds a share received on exercise of an ISO for more than two years from the date the option was granted and more than one year from the date the option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the holder’s tax basis in that share will be long-term capital gain or loss.

If, however, an optionee disposes of a share acquired on exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the optionee generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date the ISO was exercised over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the option, the amount of ordinary income recognized by the optionee will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired on exercise of an ISO exceeds the exercise price of that option generally will be an adjustment included in the optionee’s alternative minimum taxable income for the year in which the option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. If there is a disqualifying disposition in a later year, no income with respect to the disqualifying disposition will be included in the optionee’s alternative minimum taxable income for that year. In computing alternative minimum taxable income, the tax basis of a share acquired on exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the option is exercised.

We are not allowed an income tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired on exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we are allowed a deduction in an amount equal to the ordinary income includible in income by the optionee, subject to Section 162(m) of the Code.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary compensation income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary compensation income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the stock award, to recognize ordinary compensation income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient in exchange for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock awards will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the provisions of Section 162(m) of the Code, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock award.

Stock Appreciation Rights

We may grant under the 2006 Plan stock appreciation rights separate from any other award or in tandem with other awards under the 2006 Plan.

Where the rights are granted with a strike price equal to the fair market value of the underlying stock on the grant date and where the recipient may only receive the appreciation inherent in the stock appreciation rights in shares of our common stock, the recipient will recognize ordinary compensation income equal to the fair market value of the stock received upon such exercise. If the recipient may receive the appreciation inherent in the stock appreciation rights in cash or other property and the stock appreciation right has been structured to conform to the requirements of Section 409A of the Code, then the cash will be taxable as ordinary compensation income to the recipient at the time that the cash is received.

Subject to the provisions of Section 162(m) of the Code, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Units

Generally, the recipient of a stock unit structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is delivered equal to the excess, if any, of the fair market value of the shares of our common stock received over any amount paid by the recipient in exchange for the shares of our common stock. To the extent cash is received for any stock unit, the recipient will recognize ordinary compensation income equal to the value of cash paid for such stock units. The recipient will recognize ordinary compensation income equal to the value of any dividend equivalents paid on the stock unit award. To conform to the requirements of Section 409A of the Code for a restricted stock unit subject to such requirements, the shares of our common stock subject to a stock unit award (or cash equivalent) may only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the stock units qualify for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from stock units will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the provisions of Section 162(m) of the Code, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

Performance Awards

Generally, the recipient of a performance stock award structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the stock is issued (or the vesting date, if later) to the recipient equal to the excess, if any, of the fair market value of the shares of our common stock received (or the vesting date, if later) over any amount paid by the recipient in exchange for the shares of our common stock. To conform to the requirements of Section 409A of the Code, if a performance stock award is granted pursuant to restricted stock units that are subject to such requirements, the shares of our common stock subject to such performance stock award may only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change of control. If delivery occurs on another date, unless the performance stock award qualifies for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from performance stock awards will be the amount paid for such shares plus any ordinary income recognized when the stock is issued.

Generally, the recipient of a performance cash award structured to conform to the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary compensation income at the time the cash is paid to the recipient equal to the value of the cash that is paid to the recipient for such performance cash award. To conform to the requirements of Section 409A of the Code, if a performance cash award is subject to such requirements, the cash payable pursuant to such performance cash award may only be paid upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change of control. If payment occurs on another date, unless the performance cash award qualifies for an exception to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% tax and interest on any taxes owed.

Subject to the provisions of Section 162(m) of the Code, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of a performance stock award and performance cash award.

Section 162 Limitations

Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain “covered employees” in a taxable year to the extent that compensation to such covered employee exceeds $1 million. It is possible that compensation attributable to stock awards, when combined with all other types of compensation received by a covered employee from us, may cause this limitation to be exceeded in any particular year. For purposes of Section 162(m) of the Code, the term “covered employee” means our Chief Executive Officer and our three highest compensated officers (other than our Chief Financial Officer) as of the end of a taxable year as disclosed in our SEC filings. Please see the Summary Compensation Table above for a current listing of our covered employees.

Certain kinds of compensation, including qualified “performance-based” compensation, are disregarded for purposes of the Section 162(m) of the Code deduction limitation. In accordance with United States Treasury Regulations issued under Section 162(m) of the Code, compensation attributable to certain stock awards will qualify as performance-based compensation if the award is granted by a committee of the Board of Directors consisting solely of two or more “outside directors” and the stock award is granted (or exercisable) only upon the achievement (as certified in writing by the committee) of an objective performance goal established in writing by the committee while the outcome is substantially uncertain, and the material terms of the 2006 Plan under which the award is granted is approved by stockholders. A stock option or stock appreciation right may be considered “performance-based” compensation as described in the previous sentence or by meeting the following requirements: the incentive compensation plan contains a per-employee limitation on the number of shares for which stock options and stock appreciation rights may be granted during a specified period, the material terms of the plan are approved by the stockholders, and the exercise price of the option or right is no less than the fair market value of the stock on the date of grant.

The regulations under Section 162(m) of the Code require that the directors who serve as members of the committee must be “outside directors.” The 2006 Plan provides that directors serving on the committee may be “outside directors” within the meaning of Section 162(m) of the Code. This limitation would exclude from the committee directors who are (i) current employees of ours or one of our affiliates, (ii) former employees of ours or one of our affiliates who are receiving compensation for past services to us or one of our affiliates (other than benefits under a tax-qualified pension plan), (iii) current and former officers of ours or one of our affiliates, (iv) directors currently receiving direct or indirect remuneration from us or one of our affiliates in any capacity other than as a director, and (v) any other person who is not otherwise considered an “outside director” for purposes of Section 162(m) of the Code. The definition of an “outside director” under Section 162(m) of the Code is generally narrower than the definition of a “non-employee director” under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The Compensation Committee is currently comprised solely of “outside directors” within the meaning of Section 162(m) of the Code.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The Finance and Audit Committee of our Board has appointed PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2010. Although our Company is not required to seek stockholder ratification of this appointment, the Board believes it is sound corporate governance to do so. If stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Finance and Audit Committee will consider the stockholders’ action in determining whether to appoint PricewaterhouseCoopers LLP or a different independent firm as our independent registered public accounting firm for 2010. Even if the appointment is ratified, the Finance and Audit Committee, in its discretion, may direct the appointment of different independent registered public accounting firms at any time during the year if they determine that such change would be in the best interests of our Company and our stockholders. A representative of PricewaterhouseCoopers LLP will be present at the 2010 Annual Meeting and will have an opportunity to make a statement if desired. Further, the representative will be available to respond to appropriate stockholder questions directed to him or her.

The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2010 Annual Meeting will be required to ratify the appointment of PricewaterhouseCoopers LLP. Abstentions will be counted toward the tabulation of votes cast and will have the same effect as negative votes. Broker non-votes are counted towards a quorum but are not counted for the purpose in determining whether this matter has been approved.

The Board of Directors of our Company recommends that the Stockholders vote FOR Proposal No. 3.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Audit Fees

The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2009 and December 31, 2008 for the audit of our consolidated annual financial statements and the reviews of the financial statements included in our Forms 10-Q, the audits of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects, or services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements, were approximately $3.2 million and $4.2 million, respectively.

Audit-Related Fees

The aggregate fees billed for assurance and related services rendered by PricewaterhouseCoopers LLP during the fiscal years ended December 31, 2009 and December 31, 2008 that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not included in “Audit Fees” above were approximately $0.4 million and $3.0 million, respectively. Amounts in 2009 include fees pertaining to due diligence work carried out related to business acquisitions.

Tax Fees

The aggregate fees billed for tax compliance, tax advice and tax planning services rendered by PricewaterhouseCoopers LLP during the fiscal years ended December 31, 2009 and December 31, 2008 were approximately $0.7 million and $0.6 million, respectively.

All Other Fees

There were insignificant amounts paid under “All Other Fees” during the years ended December 31, 2009 and December 31, 2008.

All fees described above were either approved by the Finance and Audit Committee of our Board or incurred in accordance with the pre-approval policy adopted by the Finance and Audit Committee.

The Finance and Audit Committee annually reviews services that may be provided by the independent registered public accounting firm without obtaining specific approval in advance from the Finance and Audit Committee and ensures continued compliance with the Sarbanes-Oxley Act of 2002 and other regulatory requirements. The Finance and Audit Committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. The Finance and Audit Committee does not delegate to management its responsibilities under the Securities Exchange Act of 1934 to pre-approve services performed by the independent registered public accounting firm.

Under the policy, pre-approval is generally provided for work associated with statutory audits or financial audits of the Company and for subsidiaries or affiliates of the Company (with internal controls attestation and review of quarterly financial statements); services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offers (for example, comfort letters or consents) and assistance in responding to SEC comment letters; consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB or other regulatory or standard setting bodies; due diligence services pertaining to potential business acquisitions or dispositions; agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters; monitoring of preparation activities with respect to the Company’s obligations under Section 404 of the Sarbanes-Oxley Act of 2002; U.S. federal, state, local and international tax planning, advice and compliance such as assistance with tax audits and appeals, tax advice related to mergers and acquisitions, employee benefit plans, requests for ruling on technical advice from tax authorities and general tax planning; professional services or products not prohibited under SEC rules.

Pre-approved fee levels for all services to be provided by the independent registered public accounting firm are established annually by the Finance and Audit Committee. Any proposed services exceeding these levels require specific pre-approval by the Finance and Audit Committee, however in 2009 the Finance and Audit Committee delegated to the Chairperson of the Finance and Audit Committee the authority to pre-approve non-audit services performed by the independent registered public accounting firm that would not impair the independence of the independent registered public accounting firm as the Company’s auditor, in an amount up to $150,000 per project or transaction. The Finance and Audit Committee may at anytime withdraw, suspend or modify such authority. In 2009, any proposed services exceeding pre-approved levels were pre-approved by the Finance and Audit Committee.

The Finance and Audit Committee pre-approved all audit and non-audit services performed by the independent registered public accounting firm in order to assure that the provision of such services does not impair the accounting firm’s independence. These services include audit services, audit-related services, tax services and other services.

Requests or applications to provide services that require specific approval by the Finance and Audit Committee are submitted to the Finance and Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer, and must include a joint statement as to whether, in their views, the request or application is consistent with the SEC’s rules on accounting firm independence before the Finance and Audit Committee will consider approval of the requested services.

OTHER

SECURITIES AUTHORIZED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2009.

EQUITY COMPENSATION PLAN INFORMATION

			Number of Securities
	Number of Securities		Remaining Available for
	to Be Issued Upon	Weighted-Average	Future Issuance under
	Exercise of	Exercise Price of	Equity Compensation Plans
	Outstanding Options,	Outstanding Options,	(Excluding Securities
Plan Category	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
	(a)	(b)	(c)

Equity Compensation Plans Approved By Stockholders	4,810,409 (1)	$20.20	6,892,000
Equity Compensation Plans Not Approved By Stockholders	24,591 (2)	$12.19	1,197,000 (3)
Total	4,835,000	$20.20	8,089,000

(1)	Included in this amount is the maximum number of shares of Common Stock that may be issued under each of the performance share units held by our senior executives as of December 31, 2009.

(2)	Pursuant to the 2008 Agreement, Mr. Pearson was granted an option to purchase 24,591 shares of Common Stock, with an exercise price of $12.19 per share, which will vest in 25% increments on each of the first four anniversaries of the date of grant. This grant was made outside the 2006 Plan as a new hire grant.

(3)	Includes 1,197,000 shares of Common Stock from the Company’s 2009 Stock Purchase Plan.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
FOR THE 2011 ANNUAL MEETING

In accordance with the rules established by the SEC, any stockholder proposal submitted pursuant to Rule 14a-8 under the Exchange Act intended for inclusion in the proxy statement for the 2011 Annual Meeting of Stockholders (the “2011 Annual Meeting”) must be received by us no later than November 25, 2010. Such proposals should be sent to our principal executive offices (One Enterprise, Aliso Viejo, California 92656, Attention: Corporate Secretary). To be included in the proxy statement, the proposal must comply with the requirements as to form and substance established by the SEC. If the date of the 2011 Annual Meeting is advanced or delayed more than 30 days from the date of the 2010 Annual Meeting, stockholder proposals intended to be included in the proxy statement for the 2011 Annual Meeting must be received by us within a reasonable time before we begin to print and mail the proxy statement, or provide a notice to you with respect to accessing such proxy statement over the Internet, for the 2011 Annual Meeting.

A stockholder may otherwise propose business for consideration or nominate persons for election to the Board without seeking to have the proposal included in our proxy statement. Such proposal must comply with the requirements as to form and substance as set forth in our Certificate of Incorporation and Bylaws. To be timely, a stockholder’s notice generally must be delivered to, or mailed and received at, our principal executive offices (One Enterprise, Aliso Viejo, California 92656, Attention: Corporate Secretary) not less than 60 days or more than 90 days prior to the scheduled date of the annual meeting, regardless of any postponement, deferral or adjournment of that meeting. However, if less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, then to be timely, notice by the stockholder must be given not later than the close of business on the 10th day following the earlier of (i) the day on which the notice of the date of the meeting was mailed, or (ii) the day on which such public disclosure was made.

In the event a stockholder proposal is not submitted to the Company prior to March 1, 2011, the proxies solicited by the Board for the 2011 Annual Meeting will confer authority on the Proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2011 Annual Meeting without any discussion of the proposal in the proxy statement for such meeting.

Upon any determination that the date of the 2011 Annual Meeting will be advanced or delayed by more than 30 days from the date of the 2010 Annual Meeting, we will inform stockholders of such change and the new deadlines for stockholder proposals in the earliest possible Quarterly Report on Form 10-Q.

ANNUAL REPORT

Our Annual Report is available on the Internet at our website at www.valeant.com or through the SEC’s electronic data system called EDGAR at www.sec.gov. To request a printed copy of our Annual Report, which we will provide to you without charge, either write to Valeant Investor Relations at Valeant Pharmaceuticals International, One Enterprise, Aliso Viejo, California 92656, or send an email to Valeant Investor Relations at ir@valeant.com. The Annual Report does not form part of the material for the solicitation of proxies.

PROXY SOLICITATION

The costs of providing the ability to vote by telephone and over the Internet, the costs in preparing and mailing the Notice, and the costs in preparing, providing access to, and upon request, mailing the Proxy Statement and form of Proxy will be paid by us. In addition to soliciting proxies by telephone, Internet and mail, employees of our Company may, at our expense, solicit proxies in person, by telephone, telegraph, courier service, advertisement, telecopier or other electronic means. We have retained Georgeson Inc. (“Georgeson”) to assist in the solicitation of proxies. We will pay fees to Georgeson not to exceed $9,000, plus reasonable out-of-pocket expenses incurred by them. We will pay brokers, nominees, fiduciaries and other custodians their reasonable fees and expenses for forwarding solicitation material to principals and for obtaining their instructions.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, annual reports and Notices Regarding Internet Availability of Proxy Materials with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy materials. A single proxy statement or Notice Regarding Internet Availability of Proxy Materials, as applicable, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement or Notice Regarding Internet Availability of Proxy Materials, as applicable, please notify your broker, or direct your written request to Valeant Pharmaceuticals International, Attn: Investor Relations, One Enterprise, Aliso Viejo, California 92656. Stockholders who currently receive multiple copies of the Proxy Statement or Notice Regarding Internet Availability of Proxy Materials at their address and would like to request “householding” of their communications should contact their broker.

MISCELLANEOUS

If any other matters are properly presented for consideration at the 2010 Annual Meeting, including, among other things, consideration of a motion to adjourn the meeting to another time or place in order to solicit additional proxies in favor of the recommendation of the Board, the persons named as Proxyholders and acting thereunder intend to vote the share represented by the Proxies on such matters in accordance with the recommendation of the Board and the authority to do so is included in the Proxy.

As of the date this Proxy Statement goes to press, the Board knows of no other matters which are likely to come before the 2010 Annual Meeting.

By Order of the Board of Directors,

J. Michael Pearson
Chairman of the Board

Aliso Viejo, California
March 25, 2010

WE WILL MAIL WITHOUT CHARGE UPON WRITTEN REQUEST A COPY OF OUR MOST RECENT ANNUAL REPORT, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO: CORPORATE SECRETARY, VALEANT PHARMACEUTICALS INTERNATIONAL, ONE ENTERPRISE, ALISO VIEJO, CALIFORNIA 92656. THE ANNUAL REPORT IS ALSO AVAILABLE FREE OF CHARGE ON THE COMPANY WEBSITE: WWW.VALEANT.COM.

EXHIBIT A

AMENDMENT 2010-1

to the

VALEANT PHARMACEUTICALS INTERNATIONAL 2006 EQUITY INCENTIVE PLAN

WHEREAS, the Board of Directors of the Company has approved the amendment of the Plan as set forth herein, subject to approval by the Company’s stockholders.

NOW, THEREFORE, in accordance with the foregoing, effective upon approval by the Company’s stockholders at the 2010 Annual Meeting, the Plan is hereby amended as follows:

1. Section 3(e) of the Plan is hereby amended in its entirety to read as follows:

“Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, no Employee shall be eligible to be granted during any calendar year Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least one hundred percent (100%) of the Fair Market Value of the Common Stock on the date the Stock Award is granted covering more than Five Million (5,000,000) shares of Common Stock.”

2. The fourth sentence of Section 6(d)(i) of the Plan is hereby amended in its entirety to read as follows:

“The maximum number of shares that may be issued to any Participant in a calendar year attributable to Stock Awards described in this Section 6(d)(i) shall not exceed Five Million (5,000,000) shares of Common Stock.”

3. The fourth sentence of Section 6(d)(ii) of the Plan is hereby amended in its entirety to read as follows:

“The maximum value that may be granted to any Participant in a calendar year attributable to cash awards described in this Section 6(d)(ii) shall not exceed Ten Million dollars ($10,000,000).”

4. In all respects not amended, the Plan is hereby ratified and confirmed.

IN WITNESS WHEREOF, to record the adoption of this Amendment 2010-1 to the Plan, the Company has caused the execution of this instrument on this 3rd day of March, 2010.

VALEANT PHARMACEUTICALS INTERNATIONAL

By:
Name:     Steve T. Min

Title:	Executive Vice President, General Counsel and Corporate Secretary

A-1

VALEANT PHARMACEUTICALS INTERNATIONAL
ATTN: STEVE MIN
ONE ENTERPRISE
ALISO VIEJO, CA 92656
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690- 6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M22801-P89086           KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
VALEANT PHARMACEUTICALS INTERNATIONAL

The Board of Directors recommends you vote
FOR the following proposals:

1.	Election of Directors	For	Against
Nominees:

	1a. Brandon B. Boze	☐	☐

	1b. J. Michael Pearson	☐	☐

	1c. Norma A. Provencio	☐	☐

	1d. Stephen F. Stefano	☐	☐	For	Against	Abstain

2.	Approve an amendment of the Company’s 2006 Equity Incentive Plan, and the 2006 Equity Incentive Plan as amended by the amendment.			☐	☐	☐

3.	Ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the Company for the fiscal year ending December 31, 2010.			☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
If you return a signed and dated proxy card without marking any voting selections, the shares will be voted “FOR” the election of the Board’s nominees, “FOR” the approval of the amendment of the Company’s 2006 Equity Incentive Plan and the 2006 Equity Incentive Plan as amended by the amendment and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for the fiscal year ending December 31, 2010.
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report/10 K Wrap are available at www.proxyvote.com.

M22802-P89086
VALEANT PHARMACEUTICALS INTERNATIONAL
Annual Meeting of Stockholders
May 11, 2010 at 9:00 AM
This proxy is solicited by the Board of Directors
The stockholders hereby appoint J. Michael Pearson and Steve T. Min, together and separately, as proxyholders, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Valeant Pharmaceuticals International that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 a.m., local time, on Tuesday, May 11, 2010, at the Umstead Hotel located at 100 Woodland Pond, Cary, North Carolina 27513.
Continued and to be signed on reverse side